UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Parsons Corporation

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Notice of 2026

Annual Meeting

of Stockholders

and Proxy Statement

April 14, 2026

Carey Smith, Chair, President and Chief Executive Officer

2025 was a dynamic year that proved the strength of our diverse and resilient portfolio. Both segments delivered strong growth despite headwinds, including successfully weathering the longest federal government shutdown in history and regulatory shifts, like an executive order that impacted one of our confidential contracts. Excluding this contract, our Federal Solutions business posted strong total revenue growth of 9% and our Critical Infrastructure business thrived with 15% total revenue growth. Our Critical Infrastructure business has now achieved four consecutive years of double-digit total revenue growth in both North America and the Middle East, driven by a book-to-bill ratio of 1.0 or better for 21 consecutive quarters. In 2025, we expanded our adjusted EBITDA margin by 60 basis points, for a company record of 9.6%. This record builds on the 50 basis points of expansion achieved in 2024. For the first time in our company’s history, our Critical Infrastructure segment achieved an annual adjusted EBITDA margin of over 10%. Consistent with prior years, we delivered strong cash-flow performance. Additionally, we completed three accretive acquisitions during the year and a fourth in January of 2026. Each of these companies met our strict financial criteria and provided technological differentiation.

Our sustained out performance from 2023 to 2025 demonstrates that our strategic growth plan is working. Going forward, we will continue to invest in integrated solutions and software to move up the value chain and win larger, more profitable contracts. By exploiting digital technology and artificial intelligence (AI), we will drive accelerated growth, create transformative solutions, and enhance efficiency.

We have strong alignment to global priorities and long-term tailwinds. The peak in US planned infrastructure spend is not expected to occur until 2028, and the next five-year surface transportation bill will layer on top of the Infrastructure Investment and Jobs Act. In the Middle East, we expect expansion to continue for decades, particularly in Saudi Arabia. As the #1 global program management firm, we are well postured to capitalize on this growth by applying our unique portfolio, domain expertise, and reputation to expand market share in transportation, environmental remediation, and urban development. In addition, we will grow advanced-manufacturing program and construction management; Middle East defense, security, tourism, and hospitality; and Europe infrastructure. For our Federal Solutions segment, the threats to our nation have never been more concerning as we face the full breadth of near-peer threats, nation state actors, and domestic and international terrorism. We will leverage our exquisite and operationally relevant cyber and electronic warfare (EW), space and missile defense, and critical infrastructure protection capabilities. Further, we will capitalize on reconciliation funding for Golden Dome for North America, industrial base modernization, border security, counter-drug, and space superiority. In both segments, we will use our synergistic portfolio to expand our offerings in cyber, critical infrastructure protection, per- and polyfluoroalkyl substances (PFAS), damaged nation and community rebuild, events management, energy resiliency, and aviation modernization. Finally, we will continue to be a preferred acquirer and integrator of selective and accretive assets.

As we enter 2026, our foundation is firm and poised for expansion. We operate in six growing, enduring, and profitable end markets in high-growth US, Canada, and Middle East geographies. As an innovative, nontraditional federal and infrastructure company, we leverage our complementary portfolio, agility, speed to market, and innovative technologies to deliver solutions to our customers’ most difficult emerging challenges. The addressable compound annual growth rate across our six end markets is approximately 8%. We expect to continue to be an industry growth leader in both segments by applying our technological differentiation and delivering strong win rates. Excluding the confidential contract, we grew 12% in 2025, and this was our third consecutive year as one of the industry leaders in organic growth for both segments. In 2026, we expect 6% organic growth excluding the confidential contract previously referenced. Our recompete rate is less than 4.5% in 2026, and we have secured our top four contract recompetes through 2029, each representing approximately $2 billion in contract value. With the diversity and resilience of our portfolio, no single contract represents more than 4% of Parsons’ revenue, and our largest Middle East contract is expected to generate 1.5% of Parsons’ 2026 revenue. We have $8.7 billion in backlog, plus an additional $11 billion of contract wins that have not yet been booked where Parsons is the single prime contractor. Finally, we consistently deliver strong on-contract growth across both business segments.

Our agile, innovative, and collaborative 21,000 employees will imagine next for our global defense, security, and infrastructure customers. We look forward to once again delivering long-term shareholder value.

2025 Results – Unique And Complementary Portfolio Drives Strong Growth

Although we have six core markets and operate in worldwide geographies, what binds Parsons is our focus on delivering a better world through innovative solutions and technology differentiation. We realize synergies across the entire Parsons business to drive strong growth.

Financial Results:

In 2025, we achieved a book-to-bill of 1.0x, which continued our streak of having a trailing 12-month (TTM) book-to-bill (B2B) ratio of 1.0 or better since our IPO. Awards were $6.4 billion, with our Critical Infrastructure segment achieving 21 consecutive quarters with a book-to-bill of 1.0x or more. Total revenue was $6.4 billion, a decrease of 6% over the prior year. Excluding a single large confidential contract, which was impacted by the January 20 foreign aid executive order, total revenue grew 12% and organic revenue grew 8%. The Critical Infrastructure segment increased total revenue by 15% over the prior year, and organic revenue increased 10%. Excluding the confidential contract, the Federal Solutions segment grew 9% year over year and 7% on an organic basis, despite headwinds from the extended government shutdown. Adjusted EBITDA of $609 million increased 1% from the prior year with 60 basis points of margin expansion on top of the 50-basis points expansion in 2024. The 9.6% margin rate is a company record. We delivered excellent cash-flow performance of $478 million and achieved 100% free cash-flow conversion.

Acquisitions:

We continued our successful acquisition track record in 2025 and have bought 17 companies since the beginning of 2017. We followed our deliberate approach of preemptive deals in which we have worked with the companies and know we share the same mission focus and culture. Our financial criteria are both top-line growth and adjusted EBITDA margins of 10% or more. We prefer companies with intellectual property and differentiated technology. All three of our deals in 2025 met these criteria. One acquisition was in Critical Infrastructure, one in Federal Solutions, and one benefited both segments.

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TRS Group, Inc.: Enhancing Parsons’ environmental remediation solutions in both Federal Solutions and Critical Infrastructure segments, TRS’s solutions span PFAS, thermal, and holistic environmental remediation. They have cleaned hazardous and toxic substances from soil, groundwater, and fire-suppression systems for global clients.
▪
Chesapeake Technology International (CTI): Bolstering our EW and all-domain solutions with the Department of War, CTI expands our customer and geographic reach, including with the Special Operations Command and Indo-Pacific region. This acquisition is synergistic with our prior acquisitions, including Polaris Alpha®, BlackHorse, and BlackSignal, and broadens our elite position in sensing, evaluating, and delivering effects within the invisible battlespace.
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Applied Sciences: Enhancing our presence in the fastest growing and most profitable North America infrastructure water market, Applied Sciences brings coastal resiliency and quality water solutions for the high-demand Florida market.

Growth:

Our contract award activity in 2025 was driven by our overall win rates of 61%. TTM B2B was 1.0x, which continues our streak of TTM B2B of 1.0x or greater in every quarter since our IPO.

We continued to win global programs of strategic importance across all six end markets. In transportation, we were awarded Austin’s Project Connect, Riyadh’s King Salman International Airport, Newark’s Air Train,

Dubai’s Roads and Transit Authority’s Blue Line metro, Gateway Development Commission’s Hudson Tunnel, and Riyadh’s traffic management. In cyber and EW, we expanded our C5ISR Exercises Operations Information Services and General Services Administration contracts, and we won Defense Threat Reduction Agency Red Team, Joint Cyber Hunt Kit, Army High Performance Computing, and classified cyber work. In critical infrastructure protection, our work with the Department of State grew on our Overseas Security Installation Services contract, and we were awarded the new Nammo rocket plant, Holston industrial base modernization work, and global border security. The urban development market expanded with defense infrastructure, hospitality, and Public Investment Fund Engineering and Program Management wins in the Middle East. In water and environment, we had substantial growth in our PFAS market and won the NY tunnel construction management. Finally, our space and missile defense group grew with new task orders on Air Base Air Defense (ABAD).

Strategic Investment:

We continue to make investments in our six high-growth end markets and develop innovative products and solutions. Throughout 2025, we developed and deployed operationally relevant solutions to remain at the forefront of our customers’ emerging challenges, including the following:

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Assured Position, Navigation, and Timing (A-PNT): By integrating Parsons’ unique software-defined radio with a commercial satellite provider, we delivered signal diversity for systems that require position, navigation, and timing, particularly in areas where GPS or GNSS is unavailable. Our solutions are available for dismounted, mounted, and guidance applications. In 2025, we held a successful demonstration in an Eastern Europe conflict environment, and our system has been selected for further deployment in the Indo-Pacific region.
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Intelligent Networks (iNET®): With advanced operational solutions that leverage AI and machine learning (ML), iNET® improves the efficiency, effectiveness, and safety of transportation around the globe, including cities, counties, states, countries, airports, and ports. This year we had our first Middle East deployment to improve traffic management in Riyadh.
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DroneArmor: In 2025, we achieved Technology Readiness Level 9, demonstrating that our system is fully operational and ready for full-scale deployment. DroneArmor provides a proven counter unmanned aircraft system (CUAS) capability to ensure the safety and security of personnel, bases, and assets from UAS threats. We use AI/ML for detect, track, identify, and defeat and improve automated tracking of potential targets by integrating AI/ML object detection and classification. A One Parsons system, we integrate Team Awareness Kit (TAK) capabilities from our CTI acquisition, leverage advanced EW techniques, and apply capabilities for ABAD.
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Non-Kinetics: We are advancing our EW solutions to deliver lethal, non-kinetic missile defeat capabilities that proactively neutralize threats left of launch. By leveraging AI/ML-driven, software-defined systems, we autonomously assess missiles and dynamically select defeat strategies. Our non-kinetic effects disrupt and deny adversaries’ ability to command and control their weapons, ranging from advanced missile threats to Group 1–5 drones. Through investment and acquisitions, we remain an industry leader in this domain.
▪
PFAS: Parsons developed and deployed a new technology called hot in-situ chemical oxidation (Hot ISCO) to address PFAS contamination in soil and groundwater. This fully patented technology in the US and Canada is an important step forward in environmental remediation and cost-effective PFAS destruction on-site and underground. We further expanded our market leadership and PFAS destruction technologies with the development, demonstration, and patent-pending of a second technology—PFAS Catalyzed Ultraviolet Destruction—which uses catalysts, geochemical modification, and ultraviolet radiation to destroy PFAS in wastewater.
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Artificial Intelligence/Machine Learning: As a leader in AI/ML, we are transforming government and commercial sector operations. In 2025, we accomplished the following:

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Launched the first agentic AI Cyber Hunt Kit Assistant, optimized for defensive cyber. It automates threat detection and enables a single conversational interface
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Deployed AI-powered construction supervision for 150 global infrastructure projects. The system automatically tracks progress and identifies safety or quality issues
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Leveraged AI-based generative design tools within building information models to automatically generate multiple design alternatives and meet project requirements
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Integrated AI/ML into DroneArmor, our CUAS solution, for automated identification and tracking of UAS threats
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Employed an AI-driven iterative bridge design tool, to generate code-compliant designs and continuously refine them for compliance and cost efficiency
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Augmented our iNET® traffic management platform with adaptive traffic control that uses real-time sensor and camera data to adjust signals or support incident decisions

Additionally, our extensive internal-use applications continue to expand, including legal and contracts, cybersecurity, cash forecasting, proposal development and compliance, and more.

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Biometrics: Our identity management solutions deliver highly secure, accurate individual identification. We launched AresNXT, our next-generation, multi-platform biometric collection solution designed to be the industry-leading capability for finger, face, and iris capture and matching across diverse operational environments. We grew our biometrics footprint with the Department of State, Department of War, Department of Homeland Security, Department of Justice, the Intelligence Community, and law enforcement customers through new awards.
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C2Core®: In 2025, Parsons C2Core® Air was officially chosen as the Air Force’s air traffic operations production application to replace KRADOS. C2Core® Air will now be at the heart of the global Air Operations Centers; thus, every application of air power by the Department of War will include C2Core® Air going forward. C2Core®Air has been sold to both US and international agencies and has been selected by Southern Command to protect the Homeland and interests across the Western Hemisphere.
▪
Joint Cyber Hunt Kit (JCHK): This year the Department of War Defense Innovation Unit (DIU) selected Parsons as the Joint Cyber Hunt Kit provider for Cyber Command and partner nations, illustrating the results of our investment. Out of more than 100 bidders, Parsons was the only company to meet all program success criteria. The resulting contract accelerates the procurement of Parsons’ cyber hunt kits in 2026 and beyond, delivering advanced detection, analysis, and mitigation of advanced persistent threats across US and partner networks.
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Energy Resilience/Microgrids: We are advancing energy resilience and reliability through our flagship Juana Díaz Army Reserve Center microgrid, on schedule for full completion in 2027. Our innovative approach and integrated solution reinforce our position as a trusted partner for mission-critical energy infrastructure.

Our advanced, disruptive technical solutions enable our customers to conduct their most important missions. As a non-traditional company focused on innovative technology, we will continue to invest and remain at the forefront of delivering solutions for our customers at the speed of the mission.

One Parsons:

We leveraged the combined strengths of our Federal Solutions and Critical Infrastructure portfolios to drive growth in synergistic areas. Examples include the following:

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34% increase in PFOS/PFAS contract awards. This estimated $40 billion addressable market for Parsons is still in early stages. We provide solutions for industrial, airport, Federal Aviation Administration (FAA), and Department of War customers.
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Aviation modernization expansion to include FAA Technical Support Services on-contract growth, three new airport wins in North America (Fort Myers, Sacramento, and Austin), and the King Salman International Airport win in the Middle East.
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First sale of our iNET® platform to the Middle East.
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First direct commercial sale defense award in the Middle East.
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First border security win in the Middle East. This win expands our global border presence, which includes the US, Georgia, Armenia, Eastern Europe, and other areas.
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Critical infrastructure protection of utility, water, transportation, and facilities where Parsons has the domain knowledge and the cyber capabilities to defend them.
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Counter UAS ecosystem expansion with technology integrations across multiple business units, positioning Parsons as a comprehensive CUAS solution provider for high-profile events and critical infrastructure protection.

Operational Performance

We achieved key milestone performance throughout the year, and most importantly improved our Critical Infrastructure program execution, enabling us to deliver an adjusted EBITDA margin of over 10% for the first time.

Our program performance was recognized throughout the year, Including the following:

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#1 program management firm in the world, as ranked by Engineering News Record
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#3 construction management firm in the world, as ranked by Engineering News-Record
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DefenseNews Top 100: #39 global ranking, an improvement from #41 in 2024
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Military Times Best for Vets 2025: ranked #2 in defense and aerospace and #2 in Virginia
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Forbes Most Trusted Companies in America: ranked #8 and the only one of our peers in the top 10
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Glassdoor Best Led Companies: ranked #27 and the only one of our peers in the top 50
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World’s Most Ethical Companies for the 16th consecutive year by Ethisphere

The Future

Parsons has a strong, stable, and funded backlog and $11 billion of single-award contract wins that we have not yet booked. We maintain leading and differentiated positions in six growing, enduring, and profitable end markets. We have a unique, synergistic, diverse, and resilient portfolio. Our distinguished national security portfolio is positioned to deliver solutions that outpace near-peer threats. There is unprecedented global infrastructure spending. Parsons has a favorable financial outlook and proven, effective capital deployment strategy. As a result of these drivers and having a sound, proven strategy, we will continue to deliver long-term shareholder value.

In closing, I want to thank our 21,000 employees for delivering strong financial results and for solving our customers’ complex challenges. Our mission focus, employee engagement and dedication, and unique culture set us apart.

Carey Smith
Chair, President, and Chief Executive Officer

NOTICE OF PARSONS CORPORATION 2026 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m. (EDT), April 14, 2026

Place:	Virtual Meeting accessible via: www.virtualshareholdermeeting.com/PSN2026.

Agenda:	1. The election of four director nominees named in the proxy statement;

2. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2026;

3. A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement; and

4. The transaction of any business that may be properly brought before the annual meeting.

The Board of Directors recommends that you vote FOR Proposals 1, 2, and 3.

Record Date:	Only holders of record of the Company’s common stock on February 13, 2026 will be entitled to vote at the annual meeting.

Date of Distribution:	This proxy statement and the accompanying materials are being mailed to stockholders on or about March 2, 2026.

Proxy Voting:

Your vote is important. Whether or not you plan to attend the annual meeting, you may access electronic voting via the Internet or the automated telephone voting feature, both of which are described on your enclosed proxy card, or you may sign, date, and return the proxy card in the envelope provided. If you plan to attend the annual meeting, you may vote in person.

On Behalf of the Board of Directors,

/s/ John T. Martinez

John T. Martinez

Chief Legal Officer

March 2, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 14, 2026. This Notice of Annual Meeting and Proxy Statement and our 2025 Annual Report are available at www.parsons.com.

COMPENSATION DISCUSSION AND ANALYSIS	29

Executive Summary	30

i

OTHER BUSINESS	78

IMPORTANT INFORMATION ABOUT ANNUAL MEETING AND PROXY PROCEDURES	79

Appendix A: Reconciliation of Non-GAAP Metrics	A-1

ii

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. The summary does not contain all the information that you should consider, and you should review our Annual Report on Form 10-K for the year ended December 31, 2025 and the entire proxy statement carefully before voting.

Unless the context otherwise requires, (i) the terms “Parsons,” “the Company,” “we,” “us” and “our” refer to Parsons Corporation and its consolidated subsidiaries, (ii) “our Board” or “the Board” means the Board of Directors of the Company; (iii) “stockholder” means holders of our common stock; and (iv) “you,” “your,” “yours,” or other words of similar import in this proxy statement refers to stockholders entitled to vote on the matters to be presented at the annual meeting.

2026 Annual Meeting of Stockholders

Date and Time:	April 14, 2026 at 9:00 a.m. EDT

Place:	Virtual Meeting (www.virtualshareholdermeeting.com/PSN2026)

Record date:	February 13, 2026

Admission:

Annual meeting admission is limited to our registered and beneficial stockholders as of the record date and people holding valid proxies from stockholders. Admission to our annual meeting requires proof of your stock ownership as of the record date, and valid, government-issued identification. See “Important Information about Annual Meeting and Proxy Procedures” in this proxy for additional information.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2026 Annual Meeting of Stockholders:

Proposal	Description	Board’s Voting Recommendation	Page Reference

No. 1	Election of four director nominees	FOR each nominee	7

No. 2	Ratification of appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered accounting firm for fiscal year 2026	FOR	76

No. 3	A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis (“CD&A”) of the proxy statement	FOR	77

How to Vote

Stockholders as of the record date may vote in person at the meeting or vote in advance by submitting a proxy by Internet, telephone, or mail as follows:

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In person by attending the Annual Meeting and following the instructions provided in the Notice;
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Via the Internet by following the instructions provided in the Notice;
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If you request printed copies of the proxy materials by mail, by filling out the proxy card included with the materials; or
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By calling the toll-free number found on the proxy card or the Notice

Company Performance and 2025 Highlights

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Revenue of $6.4 billion, a decrease of 6% year-over-year and 9% on an organic basis
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Revenue growth of 12% excluding the confidential contract with 8% on an organic basis
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Net income of $241 million increased by 3%, a full year record
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Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $609 million increased by 1%; adjusted EBITDA margin of 9.6%, both records for a full year
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Cash flow from operating activities of $478 million
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Won 15 contracts each worth $100 million or more, matching the Company’s record set in 2024
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Completed the acquisition of TRS Group, Inc. to enhance our capabilities in providing environmental technology and solutions.
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Completed the acquisition of Chesapeake Technology International Corporation (CTI) to bring extensive capabilities as an all-domain technology solutions provider, powered by cutting-edge products that enhance the warfighter’s ability to sense, evaluate, and deliver effects within the invisible battlespaces. CTI enhances our mission-ready solutions with the Department of War.
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Completed the acquisition of Applied Sciences Consulting, Inc. (ASC), which specializes in water and stormwater solutions for cities, counties, and water management districts across the state of Florida. ASC enhances our ability to partner with Florida communities on delivering innovative solutions for their resiliency challenges, while expanding those capabilities to new and existing clients around the world.
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After the end of the year, we acquired Altamira Technologies Corporation to enhance our defense and intelligence portfolio by delivering advanced analytics, signals intelligence (SIGNIT), cyber, missile warning, and space capabilities, complementing Parsons’ strengths in all-domain technology integration and Indo-Pacific operations, and expanding with Intelligence Community customers.
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Achieved notable recognition as an employer of choice and achieved many notable awards as highlighted throughout the document

We calculate adjusted EBITDA as net income attributable to Parsons Corporation, adjusted to include net income attributable to noncontrolling interests and to exclude interest expense (net of interest income), provision for income taxes, depreciation and amortization and certain other items that we do not consider in our evaluation of ongoing operating performance. These other items include, among other things, impairment of goodwill, intangible and other assets, interest and other expenses recognized on litigation matters, expenses incurred in connection with acquisitions and other non-recurring transaction costs, equity-based compensation, and expenses related to our corporate restructuring initiatives. EBITDA and adjusted EBITDA are non-GAAP metrics, and we include a reconciliation of both EBITDA and adjusted EBITDA to net income for fiscal years 2025, 2024, and 2023 as Appendix A. It is an important component of our compensation programs described in this proxy statement.

Our Board of Directors

This year’s Board nominees include four current Class I Directors—Letitia A. Long, Harry T. McMahon, Carey A. Smith and Robert H. Smith. Each nominee is listed below along with the continuing Directors, and you can find additional information under “Proposal 1: Election of Directors” beginning on page 7.

Corporate Governance Highlights

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A member of our Board of Directors, George L. Ball, became an independent director on October 1, 2025. Further, an independent director, Robert H. Smith, was appointed to the Board in December 2025. Thus, eleven of our twelve Directors are independent, and the Audit and Risk (A&R), Compensation and Management Development (C&MD), and Corporate Governance and Responsibility Committees (CG&R) are 100% independent
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The Board undertakes an annual evaluation of its performance and the performance of its committees, and each committee of the Board undertakes an annual evaluation of the adequacy of each charter. In 2025, the Board conducted a self-assessment of the performance of the Board and its Committees led by the Chair of the CG&R Committee and the Lead Independent Director. Each member of the Board was interviewed, and the Chair of the CG&R Committee and the Lead Independent Director reported the results of the self-assessment to the full Board at the January 19, 2026 meeting.
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The Board of Directors holds regular executive sessions of non-management Directors.
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The Board of Directors conducts an annual discussion on management and succession planning.
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Our investor relations and management teams regularly engage with current and potential investors.
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The Charter of the C&MD Committee confirms the Committee’s ability to claw back executive compensation in conformance with the Dodd-Frank Act and related regulatory guidelines.
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The CG&R Committee’s charter also confirms the Committee’s responsibility for reviewing and considering all stockholder proposals and ensuring compliance with all applicable disclosure requirements.
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During fiscal 2025, all incumbent directors satisfied their obligations for attending meetings of the Board of Directors and/or the Committees on which they served.

Executive Compensation Highlights

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Together with our C&MD Committee, we are committed to providing a compensation program that is competitive and aligns the interests of our executives with the long-term interests of our stockholders. We continuously seek to evolve our approach and stay connected with the views of our stockholders.
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Our executive compensation programs and policies have been designed to support the development and performance of a strong executive team who are provided with incentives that align with our business strategy and values, attract and retain top talent and address risks associated with compensation. We provide a total compensation package that fairly and equitably rewards our senior leadership as a team and as individuals, from which we expect superior performance.
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We have designed our executive pay programs to reward executives for positive company performance and align their interests with those of our stockholders by having a significant portion of compensation composed of performance-based or “at-risk” compensation. We provide an appropriate balance of short- and long-term compensation, with payouts based on the Company’s achievement of certain objective metrics. We have structured our short-term incentive opportunities to focus on the achievement of specific annual financial objectives that will further our longer-term growth objectives. We use our long-term incentive compensation to provide incentives for our executive team to focus on the growth of our overall enterprise value and, correspondingly, to create value for our employee stockholders.
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In designing and implementing our executive compensation programs, we follow practices that promote proper governance and serve the interests of our stockholders, with maximum payout caps in place for annual cash incentives and long-term performance awards.
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For more details on our compensation program, please see our discussion in the CD&A section of this proxy.

Corporate Citizenship Highlights

For over 81 years, our core values of safety, sustainability, quality, integrity, and innovation have anchored our business in support of our mission to create the future of national security and global infrastructure. CARE (Cultivating a Responsible Enterprise) is at the heart of our people-first culture, and we continue to Imagine Next by contributing to the communities where we live, work, and play through charitable contributions and volunteerism.

Through our Parsons Gives Back program, we connect people and communities through our support of initiatives and non-profit organizations that align with our core values.

Recognitions and initiatives include:

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We were recognized by Ethisphere as one of the World’s Most Ethical Companies for the 16th consecutive year. The World's Most Ethical Companies assessment is grounded in Ethisphere's proprietary Ethics Quotient®, an extensive questionnaire that requires a company to provide over 240 different proof points on their culture of ethics.

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We proudly support those in active service to our country, armed forces veterans, and military families. In honor of that commitment, we continue our long-standing partnership with TAPS (Tragedy Assistance Program for Survivors), where in 2025 we hosted the 18thannual TAPS Golf Outing. We are proud that our 18-year partnership with TAPS for this event has raised more than $1,500,000.
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Our 2025 Back2School Giving Campaign continued our initiative to foster the next generation of future innovators (and employees) across the globe. Through partnerships with Kids in Need (US Based), Breakfast Club of Canada (Canada Based), and The Big Heart Foundation (UAE Based), we demonstrated our continued global commitment to teachers and students by donating school supplies, providing nutritious breakfasts, and contributing educational resources and scholarships to underserved students.
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In 2025, Parsons employees logged in 26,662 volunteer hours globally. We recognized three winners for Volunteer of the Year and donated to each of our winner’s charities of choice which included MIA Recovery Network, the West Virginia Robotics Alliance (Fairmont State Foundation), and the Fredericksburg Trails Alliance (FTA).

Other notable recognition includes:

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Forbes Magazine – America's Best Employers for Engineers 2026 (#85)
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Forbes Best Companies 2026
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Glassdoor’s Best-Led Companies (#27)
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TIME – America’s Best Mid-Size Companies (#21)
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US News and World Report – Best Company to Work For
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2025 Department of Labor “HIRE Vets Gold Medallion Award
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2025 National Veteran Small Business Coalition (NVSBC) Champion
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VETS Indexes 5-star Employer 2025
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Military Friendly Employer 2025 – Gold/Top 10 (#9)
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Military Times, 2025 Best for Vets Employers (#2 in Virginia, #2 in Defense and Aerospace)
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2025 Seven Seals Award, Employer Support of Guard and Reserve (ESGR)
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DefenseNews Top 100 for 2025 (#39)
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ACEC New York (The American Council of Engineering Companies), 2025 Engineering Excellence Awards – Diamond Award in the Structural Systems Category for the Brooklyn Bridge Rehabilitation project.
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ACEC Missouri, 2025 Engineering Excellence Awards – Grand Conceptor Award for the I-270 North Design-Build project.
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Engineering News-Record (ENR) – Top 500 Design Firms (#16), Top 500 – Top 20 Design by Sector: Transportation (#7), Hazardous Waste (#11), Top 500 – Top 50 Designers in International Markets (#7); Top 200 Environmental Firms (#39); Top 50 Program Management

Firms (#1); Top 100 Construction Management/PM-for-Fee Firms (#2); Top 20 Firms in Combined Design and CM-PM Professional Services Revenue (#6); Top 50 Construction Management Firms (#3); Top 100 Professional Service Firms (#2); Top 100 Design-Build Firms (#56); Top Design Firms in General Building – Government Offices (#14), Multi-Unit Residential (#3); Top Design Firms in Transportation (#7) – Bridges (#11), Mass Transit and Rail (#7), Highways (#7), Airports (#18); Top Design Firms in Oil & Gas (#47) – Pipelines (#17); Top Design Firms in Environmental – Water Supply (#37), Hazardous Waste (#11), Water Treatment/Desalination Plants (#19), Chemical and Soil Remediation (#7), Clean Air Compliance (#2); Top Design Firms in Manufacturing, Telecom – Towers and Antennae (#5); Top International Design Firms – General Building (#31), Multi-Unit Residential (#4); Top International Design Firms Transportation (#21) – Highways (#12), Mass Transit and Rail (#16), Bridges (#22); Top International Design Firms Environmental – Water Supply (#41), Transmission Lines & Aqueducts (#19); Top Regional Design Firms – Midwest (#23), East (#13), Texas and Southeast (#43), West (#8)

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

Our Board of Directors currently consists of twelve members. In accordance with our certificate of incorporation, our Board of Directors are divided into three classes with staggered three-year terms. At each annual meeting of stockholders after the initial classification, the successors to the Directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our current Directors are divided among the three classes as follows:

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The Class I Directors are Letitia A. Long, Harry T. McMahon, Carey A. Smith and Robert H. Smith, and their terms will expire at the annual meeting to be held on April 14, 2026. These four Directors are seeking re-election at the 2026 annual meeting.
•
The Class II Directors are Mark K. Holdsworth, Steven F. Leer, M. Christian Mitchell, and David C. Wajsgras, and their terms will expire at the 2027 annual meeting of stockholders.
•
The Class III Directors are George L. Ball, Ellen M. Lord, Darren W. McDew, and Suzanne M. Vautrinot, and their terms will expire at the 2028 annual meeting of stockholders.

Any increase or decrease in the number of Directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.

Class I Election

The four nominees for election as Class I Directors are listed below. If elected, the nominees for election as Class I Directors will serve for a term of three years and until their successors are elected and qualify. Unless you instruct us on the proxy card to vote differently, we will vote signed, returned proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a Director, we may vote such proxies for the election of a substitute nominee designated by the Board.

Class I Nominees

To be elected, a nominee must receive a plurality of the votes cast. The CG&R Committee and the Board believe that each Class I Nominee brings a strong and diverse set of skills and experiences to the Company, including significant government, public company, financial, and strategic experience, that strengthen our Board’s independent leadership and effectiveness with respect to our business and long-term strategy. The Class I Nominees are as follows:

Carey A. Smith (Class I) Age: 62 Director Since: 2020

Carey A. Smith was appointed Chair of the Board of Directors on January 18, 2022. She became President and Chief Executive Officer on July 1, 2021. Ms. Smith was initially appointed as President and Chief Operating Officer in November 2019, Chief Operating Officer in November 2018, and led Parsons’ Federal Solutions business from November 2016. Before joining Parsons, Ms. Smith served in progressive leadership roles at Honeywell International Inc. (“Honeywell”) from 2011 to 2016, including President of the Defense and Space business unit. In total, Ms. Smith has 40 years of industry experience spanning the defense, intelligence and infrastructure markets. Ms. Smith, serves on the Edison International board of directors, including the Compensation and Executive Personnel Committee, where she is the committee chair, and the Safety and Operations Committee. She previously served as the chair of the Professional Services Council board of directors for 2022-2023 when her two-year term expired. She is National Association of Corporate Directors (NACD) Directorship (NACD.DC) and Cyber Governance Certified. Ms. Smith received an honorary doctorate from Ohio Northern University, a master’s degree in electrical engineering from Syracuse University and a bachelor-of-science degree in electrical engineering from Ohio Northern University. She has numerous recognitions, including the GovCon Executive of the Year Award in 2023 and is an eight-time recipient of the Executive Mosaic Wash 100. Additionally, Parsons received the GovCon Company of the Year Award in 2024. Ms. Smith was selected to serve on our board of directors because of the deep industry and operations experience that she has as our CEO. We believe that Ms. Smith is qualified to serve on the Board of Directors due to her unique qualifications and skills, as further set forth in the Board Skills Matrix in this Proxy Statement.

Letitia A. Long (Class I) Age: 66 Director Since: 2020 Committees: • Audit and Risk • Corporate Governance & Responsibility

Letitia A. Long currently serves as chairwoman of the board of directors of the Intelligence and National Security Alliance (INSA). Ms. Long previously served as Director of the National Geospatial-Intelligence Agency from 2010-2014 and as Deputy Director of the War Intelligence Agency, Deputy Undersecretary of Defense Intelligence (Planning, Policy & Resources), and Deputy Director of Naval Intelligence for the Department of War. Ms. Long serves on the board of directors of T-Mobile U.S., and COPT Defense Properties. Ms. Long is member of the Virginia Tech Board of Visitors and provides mentoring and advisory work for the government on space and special reconnaissance programs and has remote earth sensing and geospatial intelligence experience. Ms. Long previously served on the board of directors of Raytheon Company, now part of Raytheon Technologies, from 2015 until 2020 and chaired the Public Policy and Corporate Responsibility Committee. Ms. Long was awarded NACD Directorship 100 in 2020 and was elected to the Virginia Tech Academy of Engineering Excellence. She received her bachelor-of-science degree in electrical engineering from Virginia Polytechnic Institute and State University and her master-of-science degree in engineering from The Catholic University of America. We believe that Ms. Long is qualified to serve on the Board of Directors due to her unique qualifications and skills, as further set forth in the Board Skills Matrix in this Proxy Statement.

Harry T. McMahon (Class I) Age: 72 Director Since: 2018 Committees: • Audit and Risk • Compensation & Management Development

Harry T. McMahon spent 32 years in investment banking and has broad experience providing strategic and financial solutions for corporations and institutions worldwide. This includes leading teams on mergers and acquisitions and corporate finance advisory projects, many of which involved industries adjacent to Parsons Corporation, such as infrastructure, engineering, aerospace and defense, enterprise technology, and federal services. He previously served as co-head of Global Corporate Finance at Merrill Lynch and then as Executive Vice-Chairman of Bank of America. He currently serves as a chairman of the board of directors of Direct Relief, a global provider of humanitarian aid, and as a trustee of Claremont McKenna College, where he previously served as chairman of the board. He earned a bachelor-of-arts degree and honorary doctorate from Claremont McKenna College and a master-of-business administration from the University of Chicago Booth School of Business. We believe that Mr. McMahon is qualified to serve on the Board of Directors due to his unique qualifications and skills, as further set forth in the Board Skills Matrix in the Proxy Statement.

Robert H. Smith (Class I) Age: 61 Director Since: 2025 Committees: • Compensation & Management Development • Corporate Governance & Responsibility

Robert H. Smith was appointed to the Parsons Corporation Board of Directors on December 1, 2025, after having served on the Parsons’ Strategic Advisory Board since April 2024. Mr. Smith served as a senior advisor to the Department of War’s Office of Secretary of War as an inaugural member of Business Operators for National Defense programs. He also previously served as Chief Executive Officer for Blue Origin from 2017 through January 2024, where he was responsible for business strategy, sales, operations, and engine product lines, the New Glenn orbital launch vehicle and its infrastructure, as well as all Blue Origin U.S. Government space programs. Prior to Mr. Smith’s role at Blue Origin, he served as President of the Mechanical Systems and Components business for Honeywell Aerospace and was Chairman of the National Technology and Engineering Solutions for Sandia LLC, the operating company of the largest U.S. national laboratory (Sandia National Laboratory). We believe that Mr. Smith is qualified to serve on the Board of Directors due to his unique qualifications and skills, as further set forth in the Board Skills Matrix in this Proxy Statement.

The Board of Directors recommends a vote FOR each of the Class I nominees.

CONTINUING DIRECTORS

The eight Directors whose terms will continue after the annual meeting and will expire at the 2027 annual meeting (Class II) or 2028 annual meeting (Class III) are listed below.

Mark K. Holdsworth (Class II) Age: 60 Director Since: 2006 Committees: • Corporate Governance & Responsibility • Compensation & Management Development

Mark K. Holdsworth is the founder and managing partner of The Holdsworth Group, LLC, a trusted capital partner, advisor and curator of alternative investments for family offices and corporations worldwide. From 1999-2018, Mr. Holdsworth was a Co-Founder, managing partner and an operating partner of Tennenbaum Capital Partners, LLC, a Los Angeles-based private multi-strategy investment firm that was acquired by BlackRock, Inc. in August 2018, and he was a managing director at BlackRock until April 2019. Additionally, Mr. Holdsworth is the chairman of the board of directors of RF Industries, Ltd. (NASDAQ: RFIL) He has over 25 years of board experience and specializes in active management oversight, strategy, M&A activity and complex financings, and assessing quality and performance in a wide variety of corporate sectors. He has also served as a board member or board chairperson of several public and private companies in a variety of industries. Mr. Holdsworth earned a bachelor-of-arts degree from Pomona College, a bachelor-of-science degree from the California Institute of Technology and a master-of-business administration degree from Harvard Business School.

Steven F. Leer (Class II) Age: 73 Director Since: 2013 Committees: • Audit and Risk • Compensation & Management Development

Steven F. Leer is the former chairman of the board of directors of Arch Coal, Inc., a position he held from 2006 to April 2014. Mr. Leer served as director of Arch Coal, Inc. and its predecessor company from 1992 to 2014 and as chief executive officer from 1992 to 2012. As CEO, Mr. Leer successfully managed numerous acquisitions and sales of public and private businesses and has experience with environmental agencies and regulators. In addition, he previously served on the boards of Norfolk Southern Corporation and Cenovus Energy. Mr. Leer is a former regent of the University of the Pacific, a former trustee of Washington University in St. Louis and previously served on the board of directors of USG Corporation. Mr. Leer earned a bachelor-of-science degree in electrical engineering from the University of the Pacific and a master-of-business administration degree from Washington University’s Olin School of Business. Mr. Leer was appointed the Lead Independent Director for Parsons effective April 14, 2022.

M. Christian Mitchell (Class II) Age: 71 Director Since: 2011 Committees: • Audit and Risk • Compensation & Management Development

M. Christian Mitchell has served on public and private company boards and has gained extensive experience addressing corporate governance and enterprise risk issues in large and complex professional services. Mr. Mitchell was a national managing partner of Deloitte & Touche LLP and previously served as regional managing partner for various practices with the firm, including assurance, enterprise risk services, and financial services. He was also a founding member of the board of directors of Deloitte Consulting. Mr. Mitchell currently serves as a director for Columbia Banking System, Inc. and TPG Mortgage Investment Trust, Inc. and served on the national board of directors of the National Association of Corporate Directors from 2017 to 2019, when his three-year term expired. He is recognized by NACD as a Board Leadership Fellow and was named to the “100 Most Influential People in Corporate Governance” list by Directorship magazine in 2011 and 2012. Mr. Mitchell earned a bachelor-of-science degree in accounting, summa cum laude, from the University of Alabama.

David C. Wajsgras (Class II) Age: 66 Director Since: 2020 Committees: • Audit and Risk • Corporate Governance & Responsibility

David C. Wajsgras is the Chairman and Chief Executive Officer of Everfox, a high assurance cybersecurity defense company protecting the U.S. government, our closest allies, and critical infrastructure. He previously served as Chief Executive Officer for Intelstat, operator of the world’s first global satellite network and a leader in integrated satellite communications and is a member of the Board of Directors of WESCO, a world leader in electrical communications and utility distribution and supply chain services. Previously, Mr. Wajsgras served as president of the Intelligence, Information and Services (IIS) business at the former Raytheon Company, now part of Raytheon Technologies (RTX). Mr. Wajsgras was named Executive Mosaic’s Wash 100 list of top government contracting leaders for eight years and was also selected as WashingtonExec’s CEO of the year in 2023, Intel Industry Executive of the year in 2019 and Federal Computer Week’s Industry Eagle award winner in 2018. Mr. Wajsgras earned his bachelor-of-science degree in accounting from the University of Maryland and his master-of-business administration from American University.

George L. Ball (Class III) Age: 67 Director Since: 2022 Committees: • Audit and Risk • Corporate Governance & Responsibility

George L. Ball joined Parsons’ Board of Directors in 2022 following his tenure as the corporation’s Chief Financial Officer (CFO) from 2008-2022. As CFO, Ball played an integral role in guiding the transformation of the company and led its IPO in 2019. He joined Parsons in 1995 and served in multiple financial and operational positions with global portfolios prior to serving as CFO. Mr. Ball serves on the board of directors of BrandSafway and has also served on the boards of directors of multiple public and non-profit organizations, including Cornerstone Building Brands, Inc., Wells Fargo Real Estate Investment Corporation, the Ronald McDonald House Charities of Southern California, and the Board of Trustees of the Los Angeles County Arboretum Foundation. He has NACD Directorship (NACD.DC) and cyber governance certifications. Mr. Ball holds a bachelor’s degree in accounting from Drexel University.

Ellen M. Lord (Class III) Age: 66 Director Since: 2022 Committees: • Compensation & Management Development • Corporate Governance & Responsibility

Ellen M. Lord served as the Under Secretary of Defense for Acquisition and Sustainment for the United States Department of Defense from August 2017 until January 2021. In this role, she was responsible for all matters about acquisition; developmental testing; contract administration; logistics and materiel readiness; installations and environment; operational energy; chemical, biological, and nuclear weapons; the acquisition workforce; and the defense industrial base. Before her government service, Ms. Lord served as the President and Chief Executive Officer of Textron Systems from October 2012 to August 2017, where she led a multi-billion-dollar company with products and services supporting defense, homeland security, aerospace and infrastructure protection. Prior to that, she served in other leadership positions at Textron Systems and related companies. Ms. Lord is the former Vice Chairman of the National Defense Industrial Association and has previously served on the boards of the U.S. Naval Institute, the U.S. India Business Council and the Defense Technology Initiative. She also serves on the boards of directors of AAR Corporation, Comtech Telecommunications Corporation, and Voyager Space Holdings, and as an advisor to several companies. She earned a Master of Science degree in chemistry from the University of New Hampshire and a Bachelor of Arts degree in chemistry from Connecticut College. Ms. Lord currently is an independent consultant for the aerospace, defense and industrial industries.

Gen Darren W. McDew USAF (ret.) (Class III) Age: 65 Director Since: 2020 Committees: • Corporate Governance & Responsibility • Compensation & Management Development

General Darren W. McDew (USAF, Ret.) served as the Commander, United States Transportation Command (USTRANSCOM), where he led the unified combatant command comprised of all the armed services and served as the senior uniformed officer responsible for global air, land, and sea transportation, and patient movement for the Department of Defense. General McDew served with distinction in the United States military for 36 years, with multiple command billets and assignments including Military Aide to the President, Strategic Plans and Policy for the Chairman of the Joint Chiefs, and as Commander, Air Mobility Command. General McDew also serves on the board of directors of Abbott Laboratories, GE Aerospace, and USAA. General McDew contributes significant experience managing large, complex global operations, including strategic planning, security, and risk management, cybersecurity and supply chain infrastructure management, succession planning, and leadership development. He earned his bachelor-of-science degree in civil engineering from the Virginia Military Institute and his master-of-science degree in aviation management from Embry-Riddle Aeronautical University.

Major General Suzanne M. “Zan” Vautrinot USAF (ret.) (Class III) Age: 66 Director Since: 2014 Committees: • Audit and Risk • Corporate Governance & Responsibility

Major General Suzanne M. “Zan” Vautrinot, (USAF, Ret.) is president of Kilovolt Consulting, Inc., a cybersecurity strategy and technology consulting firm, and has served as president since October 2013. She has significant space systems experience. Before retiring in October 2013 after 31 years of service, Zan was a Major General in the United States Air Force and served as Commander, 24th Air Force, Air Forces Cyber and Air Force Network Operations, where she oversaw a multi-billion-dollar global cyber enterprise with 14,000 military personnel, civilians, and contractors and over 40 worldwide sites. She serves as a director on the boards of CSX Corp., Ecolab Inc., and Wells Fargo & Company. She was Awarded NACD Directorship 100 and was inducted into the National Academy of Engineering in 2017. Zan earned a bachelor-of-science degree from the United States Air Force Academy, a master-of-science degree from the University of Southern California and is a graduate of the Air Command and Staff and Air War Colleges and was a National Security Fellow at Harvard University.

CORPORATE GOVERNANCE AND GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board and Leadership Structure

Our Board currently consists of twelve Directors, eleven of whom are independent. There are no family relationships among our executive officers and Directors. Each incumbent member of the Board satisfied his or her obligations to attend or participate in the required number of aggregate meetings held by the Board and the respective Committees upon which they served.

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide effective oversight of management. Our bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board of Directors and Chief Executive Officer (CEO). Our Board of Directors believes that our existing leadership structure is effective, provides the appropriate balance of authority between independent and non-independent Directors, and achieves the optimal governance model for us and for our stockholders. The Chair/CEO has the best in depth knowledge of the company’s opportunities and challenges, develops agendas that ensure the Board’s time is focused on the most critical matters, and enhances our ability to communicate our strategy to our stockholders, customers and employees.

Ms. Smith serves as our Chair of the Board of Directors.

Our corporate governance guidelines provide that we have a lead independent Director. Our Lead Independent Director is Steven F. Leer. In that role, he calls meetings of the independent Directors and chairs such meetings, including all executive sessions of the Board of Directors, facilitates communications between our Chair and the independent Directors of the Board of Directors, and reviews the quantity, quality and timeliness of information provided to the Board, among other duties described in our corporate governance guidelines.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. The Board and the CG&R Committee are responsible for reviewing and amending these guidelines as they deem necessary and appropriate. The CG&R Committee is responsible for overseeing the system of corporate governance of the Company, including the review and approval of an updated Skills Matrix for Board members which is included in this proxy statement. The Corporate Governance Guidelines are available on the Investor Relations portion of our website, www.parsons.com.

Codes of Conduct and Ethics

We have adopted written codes of conduct and ethics that apply to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions, and to third parties with whom we conduct business, including agents, representatives, joint venture partners, consultants and subcontractors. We have posted current copies of these codes on our website, www.parsons.com. In addition, we will post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the codes.

Board Meetings and Attendance

Directors are expected to attend each Board meeting, each meeting of the Committees on which they serve, and the Annual Meeting of Stockholders. During fiscal year 2025, the Board held eight meetings and acted by written consent. Each of our Directors who served as a director during fiscal 2025 attended the required number of the aggregate total number of meetings of the Board (during the time in which they served) and the Board Committees on which he or she served that were held during the time he or she was a director in fiscal 2025. The members of the Board also attended the 2025 annual meeting of shareholders in April 2025, except for Mr. Robert Smith, who joined the Board in December 2025.

Risk Oversight

Although management is responsible for the day-to-day management of the risks our company faces, our Board of Directors and its Committees take an active role in overseeing the management of our risks and bear the ultimate responsibility for risk management. The Board of Directors regularly reviews information regarding our operational, financial, legal, data security and strategic risks. Specifically, senior risk management personnel attend quarterly meetings of the Board, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by our Board of Directors.

In addition, our Board of Directors’ Committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The A&R Committee coordinates the Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, risk, related party transactions, code of conduct, data and information security. The C&MD Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning as it relates to our Chief Executive Officer and the executive leadership team. The CG&R Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our Directors. When any of the Committees receives a report related to material risk, the chair of the relevant Committee will report on the discussion to the full Board of Directors.

Information and Security Risk

Our Chief Security and Risk Officer is responsible for the development, delivery and maintenance of enterprise information, security and risk management programs which safeguard Parsons’ business information, assets, and its supporting infrastructure against unauthorized use, disclosure, modification, damage or loss. Our Security Operations Centers provide continuous monitoring of information systems to prevent, detect, and respond to cyber events and to engage with our Chief Legal Officer to discuss such responses and any appropriate disclosure requirements. We also provide training to our global workforce on cyber security awareness, including online training courses, interactive discussions on information security, and the Chief Information Security Officer plays a key role on the corporation’s critical response management committee. Our security control protocols map directly to multiple security compliance frameworks, including ISO 27001, Sarbanes-Oxley, DFARS clauses (NIST 800-171/CMMC), and stringent privacy regulations, such as the General Data Protection Regulation (GDPR) and the California Consumer Privacy Act (CCPA). A full description of the Corporation’s procedures for managing and disclosing cyber-security risks and incidents can be found in Section 1C of the Corporation’s 10-K filed with the Securities and Exchange Commission on February 11, 2026.

Annual Board Performance Assessment

The Board and each of the A&R, C&MD and CG&R Committees perform annual assessments of their operations and effectiveness and set goals for the future.

During 2025, the Chair of the CG&R Committee and the Lead Independent Director conducted interviews of each of the Board and Committee members to assess the performance of the Board and its Committees. This follows the external review and assessment conducted by the Miles Group in 2024. The Chair of the CG&R Committee, and the Lead Independent Director, provided their report to the full Board in January 2026. The report included the skills, industry and public company experience, and independence of the Board; its business, governance and sustainability objectives, processes and procedures; and strategic objectives for 2026.

The Skills Matrix reviewed and approved by the CG&R Committee, and the full Board of Directors, is referenced below.

Knowledge, Skills and Experience[1]
End Market Background
Defense	X		X		X	X	X			X	X	X
Intelligence	X		X		X	X	X			X	X	X
Infrastructure	X	X	X	X			X	X	X
Technical Skills and Expertise
Financial	X	X	X	X		X		X	X	X		X
Capital Markets			X	X				X	X			X
Sustainability	X	X		X	X			X		X	X
Regulatory/Govt. Contracting	X	X	X			X	X			X	X
HR/Compensation	X	X	X	X		X	X	X			X
Operations/Risk Management	X		X		X	X	X		X		X	X
Strategic Planning	X	X	X	X	X	X	X	X	X	X	X	X
Technology/Digital & Cyber	X		X		X	X	X			X	X	X
Mergers and Acquisitions	X	X	X	X		X		X	X	X		X
Corporate Governance/Ethics	X	X	X	X	X	X	X	X	X	X	X
Board Tenure
Years	5	12	3	19	5	3	5	7	12	<1	11	5

1 All Board members have public company and/or executive experience.

Board Independence

Eleven of our current twelve Directors are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) listing standards. The Board has determined that Messrs. Ball, Holdsworth, Leer, McDew, McMahon, Mitchell, Smith and Wajsgras, and Mmes. Long, Lord and Vautrinot are independent under the independence criteria for directors established by the NYSE. As a result, we currently have a majority of independent Directors and satisfy the applicable rule of the NYSE.

Selection of Nominees for Election to the Board

Both the CG&R Committee and the Board of Directors seek the talents and backgrounds that would be most helpful to Parsons in selecting nominees to the Board and will consider candidates suggested by other members of the Board, as well as candidates recommended by stockholders. In addition, our corporate governance guidelines provide that a director will retire from our Board at the next annual meeting of stockholders after he or she reaches the age of 75.

Process for Stockholders to Recommend Director Nominees

Stockholders wishing to nominate a candidate for director at an annual meeting must (a) provide Timely Notice (as defined in Section 2.04(ii) of the Company’s bylaws) to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth in the Company’s Amended and Restated Bylaws, and (c) provide any updates or supplements to such notice at the times and in the forms required by the Bylaws. In evaluating a person recommended by stockholders as a potential director, the CG&R Committee and the Board of Directors will consider each candidate without regard to the source of the recommendation and take into account relevant experience and factors.

Director Orientation and Continuing Education

Each new member of the Board is provided with orientation materials and is required to attend meetings with the Executive Leadership team. In these meetings, discussion points included business operations, finance, legal, human resources and corporate strategy. In 2025, Robert Smith received his onboarding briefing. Continuing education is provided by NACD and G100. Board members may attend educational courses through these and other venues.

Communications with the Board

Any stockholder or other interested party may contact the Board, including any non-employee Director or the non-employee Directors as a group, or the Chair by writing to our corporate Secretary at 14291 Park Meadow Drive, Suite 100, Chantilly, VA 20151. In general, any stockholder communication delivered to our Corporate Secretary for forwarding to the Board, the Chair or a specified group of Board members will be forwarded in accordance with the stockholder’s instructions. However, our Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Board Committees

Our Board had three standing Committees in 2025: an A&R, C&MD, CG&R. The charter of each Committee is available on the Investor Relations portion of our website, www.parsons.com.

The following chart identifies the members and chair of each standing Committee for 2025 through the date of this Proxy and is subject to change at the discretion of the Board, as well as related information.

	Audit and Risk Committee	Compensation & Management Development Committee	Corporate Governance & Responsibility Committee
George L. Ball
Mark K. Holdsworth
Steven F. Leer
Letitia A. Long
Ellen M. Lord
Gen. Darren W. McDew, USAF (ret)
Harry T. McMahon
M. Christian Mitchell
Carey A. Smith
Major General Suzanne M. “Zan” Vautrinot, USAF (ret)
David C. Wajsgras
Robert H. Smith

Committee Chair	Committee Member

The following is a brief description of our committees.

Audit and Risk (A&R) Committee

Our A&R Committee oversees our corporate accounting and financial reporting process. Among other matters, the A&R Committee:

•
appoints an independent registered public accounting firm;

•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•
determines the engagement of the independent registered public accounting firm;
•
reviews and approves the scope of the annual audit and the audit fee;
•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•
reviews our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•
reviews our risk management procedures and risk factors affecting Parsons;
•
reviews our critical accounting policies and estimates;
•
reviews information and security operations and risk exposure; and
•
at least annually, reviews the A&R Committee charter and reviews and evaluates the performance of the A&R Committee and its members, including compliance by the A&R Committee with its charter.

The current members of our A&R Committee are Mr. Mitchell (chairperson), Mr. Ball, Mr. Leer, Ms. Long, Mr. McMahon, Ms. Vautrinot and Mr. Wajsgras. All members of the A&R Committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) listing standards.

All members of our A&R Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board of Directors has determined that M. Christian Mitchell, George L. Ball, Steven F. Leer, and David C. Wajsgras are A&R Committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE. Under the rules of the SEC, members of the A&R Committee must also meet heightened independence standards. However, a minority of the members of the A&R Committee may be exempt from the heightened A&R Committee independence standards for one year from the date of effectiveness of the registration statement of which this prospectus forms a part. Our Board of Directors has also determined that each of the members are independent under the heightened A&R Committee independence standards of the SEC and the NYSE. The A&R Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE.

The A&R Committee met eight times during fiscal year 2025 and was briefed quarterly on information security operations mitigation measures to address risks related to Parsons’ global employees, information, and assets.

Compensation and Management Development Committee

Our C&MD Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the C&MD Committee:

•
reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•
evaluates the performance of these officers considering of those goals and objectives, and approves the compensation of these officers based on such evaluations;
•
approves the issuance of stock options and other awards under our long-term incentive plans, other than awards to non-employee members of our Board of Directors;
•
at least annually, reviews the C&MD Committee charter and reviews and evaluates the performance of the C&MD Committee and its members, including compliance by the C&MD Committee with its charter; and
•
manages Parsons’ Clawback Policy, which has been adopted to conform to the requirements of the Dodd Frank Act and guidelines adopted by the SEC.

The current members of our C&MD Committee are Mr. Leer (chairperson), Mr. Holdsworth, Ms. Lord, Mr. McDew, Mr. McMahon, Mr. Smith, and Mr. Mitchell. All members of the C&MD Committee were previously determined to be independent under our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) listing standards.

Our Board of Directors has determined that each of the members of our C&MD Committee is independent under the applicable rules and regulations of the NYSE and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The C&MD Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE.

The C&MD Committee met eight times during fiscal year 2025 and also acted by written consent.

Corporate Governance and Responsibility Committee

The CG&R Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. All members of the CG&R Committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) listing standards.

The CG&R Committee is responsible for overseeing our corporate governance policies. The CG&R Committee will also, at least annually, review its Committee charter and review and evaluate the performance of the CG&R Committee and its members, including compliance by the Committee with its charter.

The current members of our CG&R Committee are Ms. Vautrinot (chairperson), Mr. Ball, Mr. Holdsworth, Ms. Long, Ms. Lord, Mr. McDew, Mr. Smith and Mr. Wajsgras. Our Board of Directors has determined that each of the members of our CG&R Committee is an independent director under the applicable rules and regulations of the NYSE relating to CG&R Committee independence. The CG&R Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE.

The CG&R Committee met five times during fiscal year 2025.

Director Ownership Guidelines

Our Board adopted stock ownership guidelines which provide equity ownership guidelines for all our non-employee Directors to further align their interests to those of our stockholders. Under the policy, each of our non-employee Directors has five years from the later of (i) January 1, 2020 or (ii) the date of commencement of his/her service on the Board to achieve equity ownership with a value equivalent to five times his/her annual cash retainer. In calculating a director’s ownership, common stock held by the non-employee director or an immediate family member, common stock owned indirectly if the individual has an economic interest in the shares or is a beneficial owner under Rule 13d-3 of the Exchange Act, unvested Restricted Stock Units (RSUs) issued under the Parsons’ Incentive Plan and units held in deferral accounts by the Directors under the Share Value Retirement Plan (“SVRP”) will be considered owned by the non-employee director. Value of ownership will be measured by reference to the trailing 60 trading day weighted average of the Parsons common stock, up to and including last day of the calendar year; compliance will be evaluated annually. In the event of a significant decline in stock price, causing non-employee Directors' holdings to fall below guideline levels, non-employee Directors will not be required to purchase additional stock. Determination of the impact of share price fluctuation is subject to C&MD Committee discretion. In 2021, the CG&R Committee adopted a resolution requiring the implementation of a Rule 10b5-1 trading plan for any director and member of the executive leadership team (reporting to the CEO) prior to being able to sell any shares of Parsons’ stock.

For a description of the guidelines applicable to executive officers, see our CD&A section of this Proxy.

Insider Trading, Anti-Hedging and Anti-Pledging Policies

The Company has adopted amended insider trading policies and procedures governing the purchase, sale, and/or other disposition of the Company’s securities by directors, officers, and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and New York Stock Exchange standards. Our Insider Trading Compliance Policy also prohibits the trading of the Company’s securities on the basis of material, non-public information and establishes regular blackout periods wherein certain designated employees are prohibited from trading our securities. Under our Insider Trading Compliance Policy, we prohibit our employees, including our executive officers, and Board members, from hedging the risk associated with ownership of shares of our common stock and other securities, as well as from pledging any of our securities as collateral for a loan. A copy of the Insider Trading Compliance Policy was filed as Exhibit 19.3 to our Annual Report on Form 10-K for the year ended December 31, 2025.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our C&MD Committee are Messrs. Leer, Holdsworth, McDew, McMahon, Mitchell and Smith and Ms. Lord. No member of our C&MD Committee who served on such committee during 2025 served as a member of the Board or C&MD Committee of any other entity that has one or more executive officers serving as a member of our Board or C&MD Committee.

SECURITY OWNERSHIP INFORMATION

Security Ownership of Directors and Executive Officers

The following table indicates information as of February 13, 2026 regarding the beneficial ownership of our common stock by each of our directors, each of the named executive officers, and all of our directors and executive officers as a group.

The percentages shown are based on 107,011,496 shares of common stock outstanding as of February 13, 2026.

The amounts and percentages owned are reported based on the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat all shares of capital stock as outstanding that a person would receive upon exercise of stock options or warrants held by that person that are immediately exercisable or exercisable within 60 days. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws as of February 13, 2026.

	Shares Beneficially Owned		% of Outstanding Shares Beneficially Owned
	Shares	%	%
Named Executive Officers and Directors:
Carey A. Smith(1)(2)	556,495	*	*
Matthew Ofilos(1)	84,621	*	*
Michael R. Kolloway(1)(2)	121,996	*	*
Susan M. Balaguer(1)(2)	46,201	*	*
George L. Ball(1)(2)(3)	342,438	—	—
Mark K. Holdsworth	26,971	—	—
Steven F. Leer	29,736	—	—
Letitia A. Long	22,228	—	—
Ellen M. Lord	11,650	—	—
Darren W. McDew, General USAF (ret)	22,228	—	—
Harry T. McMahon	48,635	—	—
M. Christian Mitchell	26,971	—	—
Major General Suzanne M. “Zan” Vautrinot, USAF (ret)	26,971	—	—
David C. Wajsgras	36,615	—	—
Robert H. Smith	1,711	—	—
All executive officers and directors as a group (14 persons)(4)	1,405,467	1.31%	1.31%
5% Stockholders:
Parsons Corporation Employee Stock Ownership Plan	68,303,244	63.83%	63.83%

* less than 1%.

(1)
Includes 5,476, 1,701, 6,545, and 1,701 shares of common stock beneficially owned by Ms. Smith, Mr. Ofilos, Mr. Kolloway, and Ms. Balaguer, respectively, through the ESOP, rounded to the nearest whole share. Each of Ms. Smith, Mr. Ofilos, Mr. Kolloway, and Ms. Balaguer shares voting and investment power with the ESOP with respect to such shares beneficially owned by him or her through the ESOP.
(2)
Includes 150,231, 31,309, 27,237, and 12,636 PSUs (as defined below) held by Ms. Smith, Mr. Ofilos, Mr. Kolloway, and Ms. Balaguer, respectively, which are scheduled to vest within 60 days of February 13, 2026. Total reflects gross shares payable which will be reduced at time of vest for taxes through withhold to cover method.
(3)
Includes 205,000 shares owned by Mr. Ball and held by the George L. and Coleen M. Ball, Trustees of the George L. and Coleen M. Ball Family Trust UA 01-18-2005 (the “Trust”) (Mr. Ball has shared voting, investment and dispositive power over the shares held by the Trust).
(4)
Includes 15,423 shares of common stock beneficially owned by our executive officers and Directors through the ESOP, rounded to the nearest whole share. Total excludes 160,446 shares owned by our Directors through the Shareholder Value Retirement Plan which are settled in cash.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers (as defined in Rule 16a-1 promulgated under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal years ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ESOP

Contributions of treasury stock to the ESOP are made annually in amounts determined by our Board of Directors and are held in trust for the sole benefit of the ESOP participants. Contributions of 1,172,622 shares, 633,033 shares, and 915,113 shares of our common stock were made to the ESOP in fiscal 2025, 2024 and 2023, respectively.

We engaged the ESOP Trustee to serve as independent fiduciary on behalf of the ESOP and its participants and beneficiaries. We paid the ESOP Trustee a fee of $462,690 in 2025 for those services and reimbursed the ESOP Trustee for their legal counsel, financial advisor, and other out of pocket fees and expenses incurred in connection with our initial public offering.

Unconsolidated Joint Ventures

We often provide services to our unconsolidated joint ventures and our revenues include amounts related to recovering overhead costs for these services. Our revenues included $194.7 million in fiscal year 2025, $182.6 million in fiscal year 2024, and $213.8 million in fiscal year 2023 related to services we provided to our unconsolidated joint ventures. For the years ended December 31, 2025, December 31, 2024, and December 31, 2023, we incurred approximately $137.5 million, $143.2 million, and $153.7 million, respectively, of reimbursable costs.

Registration Rights

We entered into a registration rights agreement with the ESOP Trustee, providing the ESOP with certain demand registration rights related to shares held by the ESOP in the event the ESOP Trustee determines in good faith, in exercising its fiduciary duties under ERISA, that the ESOP is required to sell its shares, which we believe is only likely to occur if our business, financial condition or results of operations have materially and adversely deteriorated.

ESOP Trustee Letter Agreement

We entered into a letter agreement with the ESOP Trustee in connection with our initial public offering, in which we agree that our management will meet with the ESOP Trustee on a quarterly basis to discuss our business and the administration and operation of the ESOP and that our Board of Directors will meet with the ESOP Trustee on an annual basis to discuss our business and the administration and operation of the ESOP. The amount of contribution in fiscal year 2025, as determined by the Parsons Corporation Board of Directors was not less than 8% of the ESOP participants’ cash compensation for the applicable year.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We also maintain Directors’ and officers’ liability insurance.

Policies and Procedures for Related Person Transactions

Our written related person transaction policy sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our A&R Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All the transactions described in this section occurred prior to the adoption of this policy.

David Wajsgras is a member of the Company’s Board of Directors. Mr. Wajsgras’ son, Aaron Wajsgras, was hired in the first quarter of 2026 as a products manager in the Company’s Federal Solutions business segment. Aaron Wajsgras does not reside with David Wajsgras, and the compensation arrangements for Aaron Wajsgras are consistent with those made available to other employees of the Company with similar years of experience and positions within the Company. Aaron Wajsgras participates in Company benefit plans available to all other eligible employees in similar positions. The Company’s Board of Directors and the C&MD Committee of the Board do not review or approve compensation for employees below the executive leadership team level and, thus, do not review and approve Aaron Wajsgras’ compensation. However, David Wajsgras will move from the C&MD Committee to the CG&R Committee and Chris Mitchell will move from the CG&R Committee to the C&MD Committee in the first quarter of 2026.

In determining that David Wajsgras is independent, the Board of Directors considered the personal and business relationship that David Wajsgras has with his son, Aaron Wajsgras, as an employee of the Company, and the Board has affirmatively determined that such relationship does not interfere with David Wajsgras’ ability to exercise independent judgment in carrying out his responsibilities as a director.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”), together with the compensation tables and related disclosures, discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. In addition, we explain how and why our Board and the C&MD Committee of our Board arrived at specific compensation policies and decisions involving our named executive offices (NEOs) during fiscal 2025.

Our NEOs for 2025 were:

•
Carey A. Smith, Chair, President and Chief Executive Officer
•
Matthew Ofilos, Chief Financial Officer
•
Michael R. Kolloway, Chief Legal Officer and Secretary1
•
Susan M. Balaguer, Chief Human Resources Officer

1 In December 2025, Mr. Kolloway announced his intent to retire in the second quarter of 2026, and the Company announced that Mr. John T. Martinez would succeed him as Chief Legal Officer, effective February 16, 2026. The effective date of Mr. Kolloway's retirement has not yet been determined as of the date of this Proxy statement. On January 19, 2026, the Board appointed and designated Mr. Martinez, effective February 16, 2026, as a Section 16 officer and named executive officer, and determined that, as of that date, Mr. Kolloway would cease to be a Section 16 officer.

Executive Summary

Company Performance and Highlights

How We Performed in Fiscal 2025
•
Achieved revenue of $6.4 billion, a decrease of 6% year-over-year and 9% on an organic basis; excluding the confidential contract, growth of 12% and 8% growth on an organic basis.
•
Achieved record net income of $241 million, an increase of 3% over the prior year.
•
Achieved record adjusted EBITDA of $609.0 million driven by strong performance in both of our business segments. Adjusted EBITDA margin increased to 9.6% for the year ended December 31, 2025.
•
Operating cash flow of $478 million.
•
Successful capital deployment in M&A continues with acquisitions of TRS Group, Inc. to enhance our capabilities in providing environmental technologies and solutions; Chesapeake Technology International Corporation (CTI) to bring extensive capabilities as an all-domain technology solutions provider, powered by cutting edge products that enhance the warfighter’s ability to sense, evaluate and deliver effects within the invisible battle space, and enhances our mission-ready solutions with the Department of War; and Applied Sciences Consulting, Inc. (ASC), which specializes in water and stormwater solutions for cities, counties, and water management districts across the State of Florida, and expands our capabilities to new and existing clients around the world.
•
Healthy balance sheet will continue to enable Parsons to invest in organic and M&A growth opportunities.
•
Trailing-twelve-month enterprise book-to-bill ratio was 1.0, providing total backlog of $8.7 billion.
•
Won 15 large contracts each in excess of $100 million in growing and enduring markets.
•
Achieved notable recognitions as previously highlighted in this Proxy.

We calculate adjusted EBITDA as net income attributable to Parsons Corporation, adjusted to include net income attributable to noncontrolling interests and to exclude interest expense (net of interest income), provision for income taxes, depreciation and amortization and certain other items that we do not consider in our evaluation of ongoing operating performance. These other items include, among other things, impairment of goodwill, intangible and other assets, interest and other expenses recognized on litigation matters, expenses incurred in connection with acquisitions and other non-recurring transaction costs, equity-based compensation, and expenses related to our corporate restructuring initiatives. EBITDA and adjusted EBITDA are non-GAAP metrics, and we include a reconciliation of both EBITDA and adjusted EBITDA to net income for fiscal years 2025, 2024, and 2023 as Appendix A. It is an important component of our compensation programs described in this proxy statement.

Key 2025 Executive Compensation Decisions

2025 Compensation Design Principles
•
Pay Aligned with Performance. We designed a majority of our CEO’s and NEOs’ pay packages to be “at-risk” and aligned with stockholder interests. This “at-risk” pay will only reward executives for positive financial, strategic, and/or stock performance, which aligns the interests of our NEOs with those of stockholders.
•
Market Data Considered in Designing Competitive Compensation Program. Our C&MD Committee reviewed Parsons’ long-term business and talent strategy alongside market compensation levels and program designs to develop a holistic frame of reference when designing the 2025 executive compensation program and when establishing individual pay decisions.
•
Consideration of Relevant Factors and Independent Compensation Consultant Input. Our C&MD Committee considered various relevant qualitative factors, in addition to the advice of the C&MD Committee’s independent compensation consultant, in designing and setting 2025 executive compensation.

2025 Compensation Highlights
•
Annual Incentives Paid at 99.46% of Target for CEO and Other NEOs for Fiscal Year 2025.

In February 2026, following the conclusion of the 2025 fiscal year, the C&MD Committee determined that the achieved payout for our CEO and other NEOs, relative to the corporate financial goals for 2025 was 99.46% of target.

•
Long-Term Incentives Weighted Towards Performance-Based Awards.

For 2025, long-term incentives were granted using a mix of time-based restricted stock units (“RSUs”) constituting 40% of total target value with a three-year ratable vesting schedule and performance stock units (“PSUs”) constituting 60% of total target value with a three-year cliff vest based 50% on cumulative adjusted EBITDA and 50% on cumulative revenue. The final PSU award payout is dependent on achievement of the performance criteria during the three-year performance cycle.

The PSUs also incorporate a relative total shareholder return (“rTSR”) performance modifier. The rTSR modifier, may adjust the weighted average for financial performance between 75% and 125% based on Parsons’ percentile ranking for total shareholder return within a custom peer benchmark group over the three-year performance cycle.

•
Vesting of 2023-2025 Long-Term Incentive Performance Awards at 211.12%.

For the 2023-2025 performance cycle, in February 2026, the C&MD Committee determined performance relative to the financial performance goals for these awards for the three-year performance cycle ending December 31, 2025. Company achievement across the two financial metrics, cumulative adjusted EBITDA and cumulative revenue, resulted in a weighted average performance achievement of 200% of the target awards. The weighted average performance achievement was then modified by the rTSR multiplier achievement of 105.56%, for a total achievement of 211.12%. The 2023-2025 PSU awards will be paid in shares to the NEOs in March 2026.

Key Changes We Are Making to the Executive Compensation Program for 2026

For fiscal 2026, the C&MD Committee did not make any material changes to the core design of the executive compensation program. Following its regular annual review, the C&MD Committee determined that the existing program continues to:

•
Align pay outcomes with our financial and strategic performance;
•
Support our talent strategy and retention objectives; and
•
Reflect strong pay‑for‑performance alignment and market competitiveness.

As a result, the core elements of our executive compensation program — including the mix of pay, performance metrics, and incentive structures — remain substantially unchanged for fiscal 2026.

However, for 2026 the Committee approved a change relating to CEO security by formalizing a policy governing the CEO’s personal use of privately chartered aircraft. Under this policy:

•
The Company has established an allowance for the CEO's personal use of privately chartered aircraft as a matter of security and efficiency
•
The Company will cover personal use of such aircraft up to an annual cap of $175,000, after which our CEO will reimburse the Company for any incremental usage; and
•
The Company does not provide any tax gross‑up in connection with such personal travel.

In addition, the C&MD Committee approved a minor change to the Company’s change‑in‑control severance policy to clarify that eligible executives are entitled to continued medical, dental and vision benefits for two years (rather than medical only) following a qualifying termination in connection with a change in control.

As previously disclosed in an 8-K filing on February 26, 2026, the Compensation & Management Development Committee granted Ms. Smith a biennial equity award with a total target value of $10,000,000 on February 20, 2026. The key terms of this award, including the mix of PSUs and RSUs, and the corresponding vesting and termination provisions, are consistent with those of the December 2023 CEO Award and are described in full detail herein. The biennial February 2026 CEO award was made concurrent with the annual equity award made to Ms. Smith and other Named Executive Officers and serves to further align Ms. Smith’s interests with long-term stockholder value creation and to retain Ms. Smith through Parsons’ next phase of growth.

Say-on-Pay

In evaluating the Company's executive compensation program, the C&MD Committee considers the results of the stockholder advisory vote on the "say-on-pay" proposal. At the Company's 2025 Annual Meeting, over 97% of the shares voted approved the proposal. The C&MD Committee believes these results show significant support for our executive compensation philosophy and program. Considering the positive support received in 2025, the C&MD Committee believes the Company provides a competitive, stockholder-friendly pay program that effectively retains and motivates our executives and is determined to generally retain our existing approach to executive compensation for 2026.

Fiscal Year 2025 Total Target Compensation Pay

Key Executive Compensation Practices

Our executive compensation program includes the following executive compensation governance policies and practices:

Our Compensation Best Practices
What We Do:	What We Do Not Do:

Appropriate Pay Mix and Maximum Payouts. We provide an appropriate balance of short-term and long-term compensation, with payouts based on the Company’s achievement of certain financial metrics and Company strategic performance objectives, with maximum payout caps for annual cash incentives and long-term performance awards.

No Hedging by Executives or Directors. Our Insider Trading Compliance Policy prohibits all employees, including our NEOs, and non-employee Directors, from hedging their Parsons common stock.

Stock Ownership Guidelines. We maintain stock ownership guidelines applicable to both executive officers and non-employee Directors.

No Pledging by Executives or Directors. Our Insider Trading Compliance Policy prohibits our employees, including our NEOs, and non-employee Directors from pledging Parsons common stock as collateral for a loan.

Clawback Policy. We maintain an executive clawback policy and a Dodd-Frank Compliant Compensation Clawback policy that applies to our NEOs and provides for recovery of both cash and equity incentive compensation, including time-based equity, under specified circumstances.

No Employment Contracts. We do not have employment contracts with our NEOs.

Our Compensation Best Practices
What We Do:	What We Do Not Do:

Fully Independent Compensation and Management Development Committee. Our executive compensation program is administered by the Compensation and Management Development Committee, which consists solely of independent Directors.

No Repricing of Underwater Stock Options. Our equity plan adopted in connection with our initial public offering (“IPO”) prohibits the repricing of underwater stock options without stockholder consent.

Independent Compensation Consultant Reporting Directly to Compensation and Management Development Committee. The Compensation and Management Development Committee utilizes input from an independent compensation consultant.

No Tax-Gross Ups for Parachute Payments. We do not provide for tax-gross ups on golden parachute payments to our NEOs in connection with a change in control.

Double trigger change of control accelerated vesting of equity.	No “single-trigger” accelerated vesting of equity awards in event of change of control.

Compensation Philosophy

We believe in providing a competitive total compensation package to our NEOs through a combination of base salary, performance-based annual incentive awards, long-term incentive awards and broad-based welfare and health benefit plans. Our executive compensation program is designed to achieve the following objectives:

•
attract, motivate and retain executive officers of outstanding ability and potential, whose knowledge, skills and performance are critical to our success;
•
reward the achievement of short-term and long-term strategic goals; and
•
ensure that executive compensation is meaningfully related to the creation of stockholder value.

Executive Compensation Setting Process

Role of the Compensation and Management Development Committee

Our Board has delegated to the C&MD Committee the responsibility for overseeing, reviewing, and approving our compensation arrangements and benefit plans and policies, and certain responsibilities relating to talent management programs and policies. Our C&MD Committee annually determines and approves ongoing compensation arrangements for our executive officers and recommends to the Board the compensation for non-employee Directors.

Role of Executive Officers

Our Chair and CEO, as a member of our Board, attends the Board and portions of C&MD Committee meetings and provides input to the Committee in determining our executive compensation philosophy, design, incentive target amounts, and incentive payouts (other than for herself). Our finance department works with our CHRO and CEO to gather financial and operational data that the CEO reviews in making her recommendations. From time to time our CFO and CLO attend meetings (or portions thereof) of the Board or the C&MD Committee to present information and answer questions pertaining to our executive compensation structure. No executive officer, including our CEO, participates in the final deliberations and determinations regarding his or her own compensation. While the C&MD Committee considers management’s recommendations in its deliberations, it exercises its own independent judgment in approving the final compensation of our NEOs.

Role of Compensation Consultant

Semler Brossy was retained by the C&MD Committee to assist in developing our NEO compensation program for 2025. Semler Brossy provided analysis and perspectives on our compensation strategy and assisted the C&MD Committee in modifying our compensation program for our NEOs to better achieve our objectives. As part of its duties, Semler Brossy performed the following projects for the C&MD Committee in 2025:

•
provided compensation data for similarly situated NEOs and non-employee Directors at our peer group companies;
•
updated the C&MD Committee on emerging trends and best practices in executive compensation;
•
assisted in the development of a 2025 compensation peer group composed of public companies in similar industries with revenues comparable to us.

Other than advising the C&MD Committee as described above, Semler Brossy did not provide any services to Parsons in 2025. The C&MD Committee has evaluated the independence of Semler Brossy pursuant to the requirements of the NYSE and the factors set forth in the SEC rules and determined that Semler Brossy are independent, and no conflict of interest has arisen as a result of the work performed by Semler Brossy during fiscal year 2025.

Assessing Compensation Competitiveness

The C&MD Committee uses a combination of published and proprietary compensation survey data as reference sources in determining CEO and NEO compensation.

In connection with its engagement with Semler Brossy in 2024, the C&MD Committee directed Semler Brossy to develop a compensation peer group to assist in developing a compensation program for all our NEOs for 2025. Semler Brossy screened potential comparator companies from the engineering and construction, aerospace and defense, environmental and facilities services and research and consulting services industries, as companies from these industries are the most relevant competitors for our talent. We also considered the revenue and market capitalization of these companies and determined that a compensation peer group consisting of companies with levels both above and below our own levels was appropriate. Our C&MD Committee believed that including companies with higher revenue than ours was appropriate due to our historical and recent growth rate.

In July 2024, our C&MD Committee reviewed and determined to remove Mercury and add V2X to the 2025 peer group. No other changes were made at the time, and the following companies were used as a reference source for 2025 executive compensation deliberations:

Peer Group for Fiscal Year 2025 Executive Compensation Setting Purposes
AECOM	Science Applications International Corporation
Booz Allen Hamilton Holding Corporation	Stantec, Inc
CACI International Inc	Teledyne Technologies, Inc
Jacobs Solutions Inc	Tetra Tech, Inc
KBR, Inc	V2X, Inc
Kratos Defense & Security Solutions, Inc	WSP Global, Inc
Leidos Holdings, Inc

Following a review of the peer group by Semler Brossy in July 2025, the C&MD Committee determined to add Amentum, Jacobs Solutions’ spin-off company, for the 2026 executive compensation deliberations. Jacobs Solutions was also retained in the peer group approved in July 2025.

Our C&MD Committee also used published and proprietary compensation survey data provided by Radford McLagan, Pearl Meyer, and Willis Towers Watson to analyze the compensation practices of other companies within and outside our industry as a reference source, in addition to other relevant factors, in determining our executives’ compensation. Our C&MD Committee applies its independent judgment to make compensation decisions and does not formally benchmark our executive compensation against any group of companies or use a formula to set our NEOs compensation in relation to this data. Survey data for a revenue range comparable to our Company is utilized, rather than data for specific companies participating in the surveys. Our objective was to obtain data from a broad spectrum of comparable companies for compensation comparison purposes.

Use of Comparative Market Data and Qualitative Factors

Our C&MD Committee reviews each component of executive compensation separately and also takes into consideration the value of each NEOs’ compensation package as a whole and its relative size in comparison to our other executive officers, with the goal to set all elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels, but instead makes its compensation decisions based on a variety of relevant factors.

While the C&MD Committee believes that information regarding the compensation practices at other companies is useful in assessing the competitiveness, reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages, this information is only one of several factors that our C&MD Committee considers. Other factors that are considered include:

•
Recruitment and retention: The C&MD Committee reviews existing NEO compensation and retention levels relative to the competitive labor market pressures and likely estimated replacement cost with respect to the scope, responsibilities and skills required of the position.
•
Lack of directly comparable data for some of our key roles: Compensation data for some of our NEO roles may not be explicitly reported by companies in our compensation peer group or survey data, or there may not be direct matches for certain roles within our organization. This results in limited sample sizes and/or inconclusive data that can be misleading if targeting a specific percentile for market positioning.
•
Market positioning may be distorted by the source of the data: Certain elements of compensation reported from one source can be consistently higher or lower than the data collected from another, given differences in methods and samples used by each source to collect market data. Given this variability and volatility within the market data, the C&MD Committee has determined that targeting pay levels at specific percentiles of this data could result in outcomes that do not align with the internal value and strategic importance of various roles at Parsons.
•
Relevant Qualitative Factors: A range of subjective and qualitative factors is considered, including:
•
The role the NEO plays and the importance of such individual’s contributions to our ability to execute our business strategy and to achieve our strategic objectives;
•
Each executive officer’s tenure, skills, and experience;
•
The responsibilities and particular nature of the functions performed or managed by the NEO;
•
Our CEO’s recommendations and her assessment of each executive officer’s performance (other than her own performance), and with respect to the CEO’s performance, assessment by the Board; and
•
Internal pay equity across the executive management team.

We evaluate our pay philosophy and compensation programs as circumstances require. At a minimum, we review executive compensation annually. As part of this review process, we expect to apply our values and the objectives outlined above, while considering the compensation levels needed to ensure our executive compensation program remains competitive. We also review whether we are meeting our pay for performance, key employee retention and other executive compensation program objectives.

Fiscal Year 2025 Compensation Elements in Detail

Elements at a Glance

The compensation program for our NEOs consists of the following principal components:

Element	Objective	Summary of Key Features
Base Salary	Provides competitive fixed compensation levels to attract and retain highly qualified talent	• Base salary increases are tied to market pay references, individual performance in the role, internal pay equity and growth of the Company • No specific formulas applied
Short-Term Annual Incentive: Performance- Based Annual Cash Bonus	Encourages focus on achievement of the Company’s annual financial plan
•
The annual incentive plan awards are at risk, with earned values depending on the level of performance against financial performance goals set at the beginning of the fiscal year
•
The 2025 annual incentives were determined based on the following financial performance metrics: revenue (25%), adjusted EBITDA (25%), awards (25%), cash flow (25%).
•
Range of NEO annual incentive targets as a percent of base salary is 75% to 140%
•
Payment may range from 0% to 200% of target incentive award based on actual performance

Long-Term Incentive: Performance- Based PSUs	Rewards achievement of performance related to the Company’s long-term objectives and stockholder value creation
•
60% of total long-term incentive target value is awarded as PSUs
•
Performance criteria are 50% based on cumulative adjusted EBITDA and 50% based on cumulative revenue, with the final payout subject to a modifier based on our rTSR performance within a custom peer benchmark
•
Payouts may range from 0% to 200% of target based on actual cumulative adjusted EBITDA and cumulative revenue performance achieved over the three-year performance cycle, and may be modified up to 250% of target if actual financial performance is earned at 200% and actual rTSR performance is in the top-quartile of a custom industry peer benchmark for the three-year performance cycle

Element	Objective	Summary of Key Features
• Three-year cliff vesting at end of performance cycle • The final award payout depends on achievement of the performance criteria and the rTSR modifier at the end of the three years
Long-Term Incentive: Time-Based RSUs	Rewards future performance and supports retention and succession planning
•
40% of total long-term incentive target value awarded takes the form of time-based RSUs
•
Provides the opportunity to earn a specified number of shares of Parsons common stock subject to the NEO’s continued employment for a specified period
•
Value of shares ultimately delivered to NEO tied to share price appreciation between grant and delivery date
•
Three-year ratable vesting period

Base Salaries

The C&MD Committee generally reviews, and adjusts as necessary, base salaries for each of our NEOs annually, or upon a promotion or substantial change in responsibilities. Base salary increases for seasoned incumbents are generally consistent with the merit pool funded for our broader organization. Annual increases that are higher or lower than this range may reflect the individual's competitive positioning to market, increases or decreases in responsibility or role, and/or other considerations deemed appropriate by the C&MD Committee. In fiscal 2025, base salaries for the NEOs were increased as shown below to maintain competitiveness of our compensation program.

Named Executive Officer	2024 Salary ($)	2025 Salary ($)	Percentage Increase
Carey A. Smith	1,050,000	1,100,000	4.8%
Matthew Ofilos	600,000	630,000	5.0%
Michael R. Kolloway	533,180	551,841	3.5%
Susan M. Balaguer	469,074	490,182	4.5%

Annual Cash Incentives

We provide our NEOs with the opportunity to earn annual cash bonuses to encourage the achievement of corporate objectives and to reward those individuals who significantly impact our corporate results. The C&MD Committee determines and approves our annual incentive bonus decisions.

Under the fiscal 2025 Annual Incentive Plan for Management, or AIP, the annual incentive bonus of each NEO was entirely based on our performance against corporate financial goals.

The annual incentive bonus is equal to the product of (1) a dollar amount representing the target amount that the executive officer may be paid as an annual incentive bonus payment (or the “Target Incentive Bonus”), multiplied by (2) a percentage representing the overall achievement of the target levels and their weightings for each of the performance measures for the fiscal year (or the “Performance Goal Achievement”). The Target Incentive Bonus, the performance measures and related target levels and weighting, and the method for determining the Performance Goal Achievement for each executive officer were determined by our C&MD Committee, as applicable, after taking into consideration the recommendations of our CEO (for NEOs other than the CEO) at the time the performance measures and related target levels and weightings were determined for the executive officer. No payout would be made for goals that failed to meet the performance threshold. The performance threshold for financial goals was 80% of target, as described below. Payouts were capped at 200% of target.

For purposes of the fiscal 2025 AIP, our C&MD Committee selected revenue, adjusted EBITDA, awards, and consolidated cash flow as the four corporate performance measures most aligned with our ability to enhance long-term value creation.

Plan Metrics(1)	Metric Type	Weighting for NEOs
Revenue	Corporate	25.0%
Adjusted EBITDA	Corporate	25.0%
Awards	Corporate	25.0%
Cash Flow	Corporate	25.0%

(1)
For purposes of the fiscal 2025 AIP, Revenue represents GAAP revenue. Adjusted EBITDA is net income attributable to Parsons Corporation, adjusted to include net income attributable to noncontrolling interests and to exclude interest expense (net of interest income), provision for income taxes, depreciation and amortization and certain other items that we do not consider in our evaluation of ongoing operating performance. Awards represents GAAP awards booked into backlog and expected to be earned in the future during the period. Cash flow represents cash flow as reported in the Company’s GAAP financial statements as adjusted in the determination of NOI, as well as other non-P&L adjustments of a non-recurring, non-operating nature. The reconciliation of Non-GAAP to GAAP financials is provided in Appendix A.

The final performance goal achievement under our AIP for the 2025 fiscal year for our NEOs was the sum of the performance achievement of each of the four corporate financial goals described above.

The level of achievement of each of the four corporate financial goals was determined as follows:

If the actual goal performance for the fiscal year was	Then the Performance Goal Achievement for the fiscal year was
Greater than 120% of the target performance goal measure	200%
Greater than 100% but less than 120% of the target performance goal measure	100% - 200%*
Equal to the target performance goal measure	100%
80% or greater but less than 100% of the target performance goal measure	50% - 100%*
Less than 80% of the target performance goal measure	0%
*Between these values determined on a straight-line basis

For fiscal 2025, the target levels for the four corporate financial performance measures are set forth in the table below (in millions). The target goals for each of the financial metrics were established with consideration of our annual operating plan at the beginning of the year. In June 2025, following approval of the fiscal 2025 targets, one of the Company’s confidential contracts was unilaterally and immediately cancelled by the Federal government without warning and for reasons other than Parsons’ delivery or service quality, which was rated as excellent. The annual operating plan that had been the basis for setting the fiscal 2025 targets had included financial contributions from the subsequently cancelled contract. The C&MD Committee determined that it would be appropriate to adjust the previously approved targets to reflect the cancellation of the confidential contract for the remainder of the year. The C&MD Committee likewise agreed that any unanticipated incremental financial contribution benefit from the cancelled contract after it was cancelled would be adjusted out of the actual results for the year. Our C&MD Committee believed that achieving the target levels for the four corporate financial performance measures – both before and after the aforementioned adjustment – would require a focused and consistent effort by our executive officers throughout fiscal 2025.

Plan Metrics	Metric Type	Metric Target As Adjusted (M)	Actual Results As Adjusted (M)	Performance Goal Achievement (%)
Revenue	Corporate	$6,737.0	$6,289.7	83.4%
Adjusted EBITDA	Corporate	$639.0	$599.4	84.4%
Awards	Corporate	$6,713.0	$6,305.0	84.8%
Cash Flow	Corporate	$396.0	$431.8	145.2%

(1)
Results differ from the Company results shown on page A-1 of the CD&A due to the incentive adjustments made by the Committee in 2025.

In consideration of fiscal 2025 financial performance, the overall incentive payout for our NEOs was 99.46%. The actual figures for the cash flow metric (as shown in the table above) reflect an exclusion of a $24.6 million benefit from changes to R&D accounting under the One Big, Beautiful Bill which was not anticipated when the target was set. If no adjustment had been made to the fiscal 2025 targets following the cancellation of the confidential contract and we did not adjust for the benefit from the changes to the R&D accounting, the financial performance achievement would have been 84.92%.

The following table provides information regarding the annual management incentive bonus awards earned by the NEOs for fiscal 2025:

Named Executive Officer	Target Bonus (% of Base Salary)	Target Bonus ($)	Financial Performance Achievement (weighted/avg)	Bonus ($)
Carey A. Smith	140%	$1,540,000	99.46%	$1,531,669
Matthew Ofilos	90%	$567,000	99.46%	$563,933
Michael R. Kolloway	75%	$413,881	99.46%	$411,642
Susan M. Balaguer	75%	$367,637	99.46%	$365,648

Long-Term Incentives

We use long-term incentive compensation to motivate and reward our executive officers for long-term corporate performance, thereby aligning the interests of our executive officers with those of our stockholders.

Long-Term Incentives Awarded in 2025. We awarded the following long-term incentive awards to our NEOs, each of which are described in greater detail below:

•
Time-based restricted stock units, or RSUs, with three-year ratable vesting.
•
Performance-based restricted stock units, or PSUs, with three-year cliff vesting.

Our CEO advises the C&MD Committee with respect to which NEOs (other than the CEO) should receive long-term incentive awards, and provides information regarding each NEO’s duties, present and potential contributions to the Company and such other factors as the C&MD Committee may deem relevant for determining participation in the plans and the size of an individual NEO’s awards.

Each RSU and PSU represents a contingent right to receive one share of our common stock. Vested shares will be delivered to the recipient following each vesting date. The RSUs and PSUs granted in 2025 to our NEOs were granted under our 2019 Incentive Award Plan.

In 2025, the targeted values of long-term incentive awards for our NEOs are set forth in the table below. Each NEO’s long-term incentive compensation target for 2025 was allocated 40% to RSUs and 60% to PSUs (at “target”).

Named Executive Officer	PSU Target Award ($)	PSU Target Units (#)	RSU Target Award ($)	RSU Units (#)	2025 Total Long-Term Incentive Target Award ($)
Carey A. Smith	4,140,000	52,187	2,760,000	34,791	6,900,000
Matthew Ofilos	825,000	10,399	550,000	6,933	1,375,000
Michael R. Kolloway	510,000	6,428	340,000	4,285	850,000
Susan M. Balaguer	300,000	3,781	200,000	2,521	500,000

The RSUs granted to the NEOs in 2025 vest in three equal installments on each of March 9, 2026, 2027 and 2028, subject to the NEO’s continued service with the Company through each such vesting date, except as provided in the 2019 Incentive Award Plan or the applicable award agreement.

In the case of a NEO's termination of service due to death or disability, a NEO will vest in a prorated portion of the RSUs scheduled to vest on the next annual vesting date, based on the portion of months that has elapsed since the previous annual vesting date (or if no annual vesting date has yet occurred, since the Grant Date) through the date of termination. In the event of a NEO's termination of service due to retirement, defined as age 62 with 10 years of service, the NEO, Participant will immediately vest upon such Termination of Service in the total number of RSUs set forth in the Grant Notice.

All our NEOs change in control provisions require a double trigger for accelerated vesting of equity. In the event of a Change in Control where a Qualifying Termination Event occurs, the NEOs RSUs shall accelerate, vest and be settled in full immediately prior to such Change in Control.

The PSUs granted in 2025 are earned upon the achievement of pre-established performance goals over a three-year performance cycle. Each year our Board approves the applicable performance criteria, including the level(s) of performance, upon which the PSUs payable will be determined in respect of a NEO’s PSU target award. The performance goals may be expressed in terms of overall Company financial results on an absolute or relative basis, such as, but not limited to, its results in relation to a budgeted target or industry benchmarks. The pre-established thresholds, targets, and maximums for these performance goals are not disclosed for competitive reasons. At the end of a performance cycle, the C&MD Committee determines actual performance against the applicable performance goals and the resulting number of PSUs earned by a NEO. A NEO’s PSU target dollar value is converted into a number of PSUs on the date of grant based on the trailing 60-trading day weighted average up to and including the grant date.

The three-year performance cycle for the PSUs granted in 2025 commenced on January 1, 2025, and will end on December 31, 2027. These PSUs are referred to as the “2025-2027 PSUs.” The performance goals for the 2025-2027 PSUs were divided equally between cumulative adjusted EBITDA and cumulative revenue, which the C&MD Committee believed to be important metrics for driving performance and promoting alignment of the interests of our executive officers and our stockholders.

The targets set for the 2025-2027 PSU performance goals were determined based on the Company’s business plan and are designed to be challenging yet attainable, with the opportunity for a maximum payout of 200% of the target PSUs in connection with performance achievement of 115% of target, or greater, for cumulative Adjusted EBITDA, and 115% of target, or greater, for cumulative revenue. Target performance relative to the performance goals will result in 100% of the PSUs vesting. Parsons must achieve threshold performance (90% of target for cumulative adjusted EBITDA and 90% of target for cumulative revenue for at least one of these two financial metrics for any PSUs to vest.

Like the annual incentive bonus, the C&MD Committee adjusted the previously approved targets for the 2025-2027 PSU award in June 2025 to remove the impact of the cancellation of the confidential contract from the metric targets. No other PSU cycles were adjusted, and no incremental accounting expense was recognized with this adjustment.

The resulting number of PSUs after determining performance relative to the cumulative adjusted EBITDA and cumulative revenue that would be eligible to vest will then be multiplied by a multiplier (the "rTSR Multiplier") determined based on the Company's relative total shareholder return ("rTSR") percentile ranking within the custom “Peer Benchmark” (as defined below) for the 2025-2027 Performance Cycle as follows:

rTSR Performance for the 2025-2027 Performance Cycle	rTSR Multiplier
Company rTSR ranking of 75th percentile or above	125%
Company rTSR ranking of 50th percentile	100%
Company rTSR ranking of 25th percentile or below	75%

rTSR achievement between threshold and target and between target and maximum will be calculated as an interpolation between the potential payment results.

The "Peer Benchmark" includes AECOM, Booz Allen Hamilton Holding Corporation, CACI International Inc, Jacobs Solutions Inc, Leidos Holding, Inc, Science Applications International Corporation, Stantec Inc, Tetra Tech Inc, and WSP Global Inc. The Peer Benchmark represents peers we benchmark financial performance against and is generally in line with most analysts’ models, which the C&MD Committee believed to be appropriate for purposes of computing rTSR.

The 60-trading day weighted average stock price preceding (and including) the first day and last day of the 2025-2027 performance cycle will be used to determine the Company's rTSR relative to the Peer Benchmark.

Following the completion of the three-year performance cycle, the C&MD Committee will determine the achievement percentage relative to the performance goals and rTSR for the performance cycle and determine the final achievement percentage for the PSUs. Except as provided in the 2019 Incentive Award Plan or the applicable award agreement, a recipient must be employed on the date of payout in order to be eligible to vest in the PSUs.

In the event of a NEO’s termination of service due to retirement, defined as age 62 with 10 years of service, death or disability prior to the Payment Date, the NEO will remain eligible to vest in and receive a prorated portion of his or her PSUs for the portion of the three-year performance cycle that has elapsed prior to the date of the termination based on actual performance for the three-year cycle, with the PSUs vesting upon C&MD Committee certification of performance following the performance cycle (or, if earlier, the date of a change in control).

All of our NEOs change in control requires a double trigger for accelerated vesting of equity. The PSUs shall continue to be eligible for accelerated vesting provided that in the event of the NEOs Termination of Service without "cause" (and other than as a result of NEOs retirement, death or disability) upon or within twelve (12) months following the Change in Control, provided such termination occurs prior to the Payment Date, the NEO will vest in the Target PSUs on the date of such termination. In the event of a Change in Control prior to the Payment Date, where the NEO has a Qualifying Termination Event, the Target PSUs shall accelerate, vest and be settled in full immediately prior to such Change in Control.

Vesting of 2023-2025 Long-Term Incentive Awards

The 2023-2025 performance cycle performance goals were divided equally between cumulative adjusted EBITDA and cumulative revenue, which the C&MD Committee believed at the time of grant to be important metrics for driving performance and promoting alignment of the interests of our executive officers and our stockholders.

The targets set for 2023-2025 performance goals were determined based on the business plan at the time of grant and were designed to be challenging yet attainable. The 2019 Incentive Award Plan and the applicable award agreement permit the C&MD Committee to make certain adjustments in the determination of performance achievement. The only adjustments made to the 2023-2025 performance targets were to reflect M&A activity during the performance period using the adjusted operating plan inclusive of the acquired companies at the time of the close of the relevant acquisitions.

The resulting number of PSUs from the cumulative adjusted EBITDA and cumulative revenue was then modified by a rTSR Multiplier determined based on the Company's "rTSR" percentile ranking within the Peer Benchmark (as described above) for the 2023-2025 performance cycle, with the opportunity for a maximum multiplier of 125% of the initial eligible PSUs in connection with the Company’s rTSR ranking of 75th percentile or above, a target multiplier of 100% in connection with a ranking of 50th percentile, and a multiplier of 75% in connection with a ranking of 25th percentile or below. Achievement between threshold and target and between target and maximum was calculated as an interpolation between potential payout results.

At least threshold performance was required for at least one of these two financial metrics for any amount to be paid under the PSUs. At threshold performance the NEO earned 50% of his or her PSU award, 100% at target performance and 200% upon achievement of the maximum goal. The threshold, target and maximum goals for the 2023-2025 cycle were:

Cumulative Adjusted EBITDA ($ billions)	Potential Payout %*
<$1.175	0
$1.175	50%
$1.241	75%
$1.306	100%
$1.355	125%
$1.404	150%
$1.453	175%
≥$1.502	200%
*Between these values determined on a straight-line basis

Results between threshold and target and target and maximum are determined by straight line interpolation.

Cumulative Revenue ($ billions)	Potential Payout %*
<$13.013	0
$13.013	50%
$13.736	75%
$14.459	100%
$15.001	125%
$15.544	150%
$16.086	175%
≥$16.628	200%
*Between these values determined on a straight-line basis

For the 2023-2025 performance cycle, in February 2026, the C&MD Committee determined that our cumulative adjusted EBITDA were $1,678 billion, and our cumulative revenue was $18,555 billion, resulting in a weighted average performance achievement for the total initial eligible PSU achievement at 200%.

The 2019 Incentive Award Plan and the applicable award agreement permit the C&MD Committee to make certain adjustments in the determination of performance achievement.

The 2023-2025 rTSR percentile rank was determined to be 55.6% resulting in rTSR multiplier of 105.56%, for a resulting total payout of 211.12%. The 2023-2025 PSU awards will be paid in shares to the NEOs in March 2026. For information about the 2023-2025 PSU awards held by each of our NEOs, see the “Outstanding Long-Term Incentive Awards at Fiscal Year-End Table” below.

December 2023 CEO Award

On December 18, 2023, the Committee granted Ms. Smith an equity award with a total target value of $10,000,000. A majority of the package was delivered in performance-based equity (60%) that cliff vests after a four-year performance period based on relative TSR schedule (as shown below) for the period from December 18, 2023 through December 17, 2027, subject to Ms. Smith’s continued service. The 60-trading day weighted average stock price preceding (and including) the first day and last day of the 2023-2027 performance cycle will be used to determine the total shareholder return for Parsons and the Peer Benchmark constituent companies. The remaining portion of the award was delivered in time-based equity (40%) and vests in equal annual installments over four years.

rTSR Performance for the 2023-2027 Performance Cycle	rTSR Multiplier*
Company rTSR ranking of 75th percentile or above	150%
Company rTSR ranking of 65th percentile	100%
Company rTSR ranking of 55th percentile	50%
Company rTSR ranking of 35th percentile or below	0%
*Between these values determined on a straight-line basis

Additional detail on the termination provisions underlying the one-time award can be found in our proxy statement filed with the SEC on March 5, 2024.

February 2026 CEO Award

As previously disclosed in an 8-K filing on February 26, 2026, the Compensation & Management Development Committee granted Ms. Smith an equity award with a total target value of $10,000,000 on February 20, 2026. The key terms of this award, including its termination provisions, are consistent with those of the December 2023 CEO Award described above.

Accordingly, a majority of the package was delivered in performance-based equity (60%) that cliff vests after a four-year performance period based on relative TSR schedule (as shown below) for the period from January 1, 2026 through December 31, 2029, subject to Ms. Smith’s continued service. The 60-trading day weighted average stock price preceding (and including) the first day and last day of the 2026-2029 performance cycle will be used to determine the total shareholder return for Parsons and the Peer Benchmark constituent companies. The remaining portion of the award was delivered in time-based equity (40%) and vests in equal annual installments over four years.

rTSR Performance for the 2023-2027 Performance Cycle	rTSR Multiplier*
Company rTSR ranking of 75th percentile or above	150%
Company rTSR ranking of 65th percentile	100%
Company rTSR ranking of 55th percentile	50%
Company rTSR ranking of 35th percentile or below	0%
*Between these values determined on a straight-line basis

Other Compensation Elements

We also provide our employees, including our NEOs, with a variety of employee benefit plans, including our ESOP, a 401(k) plan with matching contributions, non-qualified deferred compensation plans and welfare benefits, such as health, life and disability, which we use to attract and retain our employees.

We also offer financial planning and executive physical reimbursements to our NEOs to the extent our Board believes that these limited perquisites are appropriate to assist an individual NEO in the performance of his or her duties, to make our NEOs more efficient and effective, and for recruitment, motivation or retention purposes.

For 2026, the Committee approved a change relating to CEO security by formalizing a policy governing the CEO’s personal use of privately chartered aircraft. Under this policy:

•
The Company has established an allowance for the CEO's personal use of privately chartered aircraft as a matter of security and efficiency
•
The Company will cover personal use of such aircraft up to an annual cap of $175,000, after which our CEO will reimburse the Company for any incremental usage; and
•
The Company does not provide any tax gross‑up in connection with such personal travel.

All future practices with respect to perquisites or other personal benefits will continue to be subject to periodic review and approval by the C&MD Committee.

Post-Employment Compensation

The initial terms and conditions of employment for each of our NEOs are set forth in written offer letters. Each of our NEOs are employed on an at-will basis.

For a summary of the material terms and conditions of our post-employment compensation arrangements, see “—Potential Payments upon Termination or Change in Control” below.

Compensation Clawback Policy

Our Compensation Clawback Policy applies to our NEOs. Pursuant to this policy, the C&MD Committee has the authority to seek:

•
Compensation paid, payable or awarded under the Company’s short- and long-term incentive compensation programs, including any discretionary bonuses, time and performance-based equity-based incentive awards (whether or not vested).
•
Shares or phantom units acquired upon vesting or lapse of restriction of any awards; shares or phantom units acquired upon exercise of options or appreciation rights; dividend equivalents paid on equity incentive awards.
•
Cash incentives.

In the event of:

•
If the Company suffers, or could reasonably be expected to suffer, material financial damage as a result of any conduct by the NEO constituting fraud, material theft of Company assets, bribery,

corruption, or other illegal acts, gross negligence, or willful misconduct involving the Company or its subsidiaries (“Detrimental Conduct’’).
•
A material restatement of the Company’s financial or operational results, as a result of the NEO’s Detrimental Conduct, but not including restatements caused by changes in accounting rules, reclassifications or similar retrospective changes that are not the result of Detrimental Conduct (a “Restatement”).

The C&MD Committee may recover under this policy the incentive compensation paid, awarded or acquired by the NEO, within the three years preceding the date on which the C&MD Committee determines circumstances triggering the right to clawback such compensation has occurred. Additionally, in the event of a restatement, the amount that may be recovered under this policy will be limited to the excess of the amount of any incentive compensation actually paid, vested or awarded, and the amount of any such incentive compensation that would have been paid, vested or awarded had the financial or operational results been properly reported.

Any clawback under this policy may, in the discretion of the C&MD Committee, be accomplished through (1) the reduction, forfeiture or cancellation of awards whether or not vested or deferred, (2) requiring the repayment to the Company of any gain realized or payment received upon the exercise or payment of the award valued as of the date of exercise or payment, (3) adjusting future incentive compensation opportunities, or (4) such other manner as the C&MD Committee, in its discretion, determines to be appropriate.

The Company’s right of clawback under this Policy is in addition to any other remedy available to it, including, but not limited to, termination of employment, the initiation of civil or criminal proceedings, and any right to repayment under the Sarbanes-Oxley Act of 2002, and any other applicable law.

Additionally, Parsons Dodd-Frank Compliant Compensation Clawback Policy requires recoupment of incentive compensation erroneously paid to our executive officers if amounts were based on material noncompliance with any financial reporting requirement that causes an accounting restatement, without regard to any fault or misconduct.

Executive Ownership Guidelines

The Board believes that it is important to link the interests of our NEOs to those of our stockholders. The stock ownership guidelines require our executives to accumulate and hold a minimum number of shares of Parsons common stock within five years of the later of (1) the effective date of the policy or (2) the date of appointment/promotion of the executive officer. The specific Parsons stock ownership requirements for our executive officers are as follows:

CEO	5x Annual Base Salary

Other Executive Officers	3x Annual Base Salary

For our CEO and other executive officers, shares of our common stock that count towards satisfaction of these guidelines include (1) common stock directly owned by the executive or immediate family member (2) common stock owned indirectly if the individual has an economic interest in the shares (beneficial ownership as defined in Rule 13d-3 and reported in the proxy) (3) shares held through the ESOP, (4) unvested restricted stock or RSUs, excluding shares or units remaining subject to achievement of performance goals, and (5) shares held through the 401(k) plan, at such time in the future this option is available.

Value of ownership is measured by reference to the trailing 60 trading day weighted average of the Parsons common stock, up to and including last day of the calendar year; compliance is evaluated annually.

As of December 31, 2025, each of our continuing NEOs is in compliance with their ownership guideline, either by meeting their executive ownership requirement, or by having made sufficient progress toward their ownership requirement based on time in role.

Timing of Equity Awards

Annual grants of equity awards are generally decided during the C&MD Committee meetings held in February and/or March, with the grants becoming effective on the date of the meeting when they are approved. This ensures the grants are issued after the release of the previous fiscal year’s earnings information, when the public is aware of the information and the information is reflected in the stock price used to value the awards.

The C&MD Committee does not time awards of equity grants to influence the value of compensation in any way. Executive officers do not influence the selection of grant dates. Special grants approved by the Committee are effective either on a specified future date (such as a hire date, promotion date, or monthly grant date), or on the approval date. For approvals made by written consent, the grant date cannot precede the date when all Committee members approvals have been received.

Occasionally, special circumstances may lead the C&MD Committee to issue annual equity awards outside the usual February or March timeline. In these cases, the Committee maintains its policy of not timing equity grants to exploit material non-public information or to impact the value of compensation either positively or negatively.

We do not grant stock options or option-like awards to our employees.

Insider Trading, Anti-Hedging and Anti-Pledging Policies

The Company has adopted amended insider trading policies and procedures governing the purchase, sale, and/or other disposition of the Company’s securities by directors, officers, and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and New York Stock Exchange standards. Our Insider Trading Compliance Policy also prohibits the trading of our securities on the basis of material, non-public information and establishes regular blackout periods wherein certain designated employees are prohibited from trading in our securities. Under our Insider Trading Compliance Policy, we prohibit our employees, including our NEOs, and Board members, from hedging the risk associated with ownership of shares of Parsons common stock and other securities, as well as from pledging any Parsons securities as collateral for a loan. A copy of the Insider Trading Compliance Policy was filed as Exhibit 19.3 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation-Related Risk

Our C&MD Committee is responsible for the oversight of our risk profile, including compensation-related risks. Our C&MD Committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The compensation policies and practices in place that mitigate unnecessary risk include:

•
An appropriate compensation mix that is designed to balance fixed and variable pay and emphasize both short-term and long-term performance.
•
A substantial portion of incentive compensation for top level executives is associated with our long-term performance. This discourages short-term risk taking.
•
Multi-year vesting provisions (3-year cliff for performance awards and 3-year ratable for time-based awards) for all equity awards granted under our long-term incentive plans, other than the one-time award to Ms. Smith in December 2023 and December 2026 which have a 4-year cliff for the performance award and 4-year ratable for the time-based award.
•
Financial performance measures used for incentive plans covering colleagues at all levels of the Company include a balanced mix of financial metrics that are in-line with operating and strategic plans.
•
Certain, but not all, of the short- and long-term incentive metrics overlap; where applicable, different measurement periods are used (i.e., 1- and 3-years), which provides a balance and reduces the opportunity to take undue risks to meet a single goal.
•
A significant portion of annual and long-term incentive payments are based on Company and business profitability, ensuring a correlation between pay and performance.
•
Financial targets are appropriately set, and if not achieved, result in a reduction of compensation. Assuming at least threshold performance is achieved, our incentive plans generally result in some payouts at levels below target, rather than an “all-or-nothing” approach.
•
Executive and broad-based incentive plans cap the maximum award payable to any individual.
•
The C&MD Committee considers information from peer group companies to provide a reference for compensation design, thereby avoiding unusually high pay opportunities relative to the Company’s peers.
•
Incentive payments are subject to clawback in the event of certain conduct and/or the result of a material restatement of our financial results, under the Parsons Clawback Policy and the Parsons Dodd-Frank Compliant Compensation Clawback Policy.

Impact of Tax and Accounting

As part of its role, the C&MD Committee reviews and considers the deductibility of our executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to certain executive officers. The C&MD Committee does not necessarily limit executive compensation to the amount deductible under that provision.

In its review and establishment of compensation programs and awards for our NEOs, the C&MD Committee considers the anticipated deductibility or non-deductibility of the compensation as only one factor in assessing whether a particular compensatory arrangement is appropriate, particularly in light of the goals of maintaining a competitive executive compensation system generally (i.e., paying for performance and maximizing stockholder return).

The C&MD Committee reserves the right to use their judgment to authorize compensation payments that do not qualify for the compensation deduction if, in light of all applicable circumstances, they believe that such payments are appropriate and in the Company’s best interests and that of our stockholders.

In designing and implementing our compensation programs the C&MD Committee also takes into account the accounting impact of such payments. However, it ultimately determines pay based on the most effective means to implement our long-term strategy.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE

COMPENSATION

The Compensation and Management Development Committee has reviewed and discussed the CD&A included in this proxy statement with members of management, and based on such review and discussions, the Compensation and Management Development Committee recommended to the Board that the CD&A be included in this proxy statement.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Mark K. Holdsworth Steven F. Leer Ellen M. Lord
Darren W. McDew
Harry T. McMahon (Chair) M. Christian Mitchell Robert H. Smith

COMPENSATION TABLES

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for services rendered in all capacities for fiscal 2025, 2024 and 2023.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Carey A. Smith	2025	1,078,846	4,459,883	1,531,669	28,208	167,748	7,266,354
Chair, President &	2024	1,028,846	7,532,264	2,328,100	25,188	99,461	11,013,860
Chief Executive Officer	2023	976,923	15,215,909	2,290,200	18,822	95,041	18,596,895
Matthew Ofilos	2025	584,900	888,717	563,933	3,570	62,505	2,103,625
Chief Financial Officer	2024	576,044	1,569,122	957,900	2,297	59,485	3,164,848
	2023	535,601	1,151,618	846,300	832	53,068	2,587,420
Michael R. Kolloway	2025	543,946	549,319	411,642	11,114	81,266	1,597,287
Chief Legal Officer &	2024	526,610	1,048,154	709,400	10,466	79,779	2,374,409
Secretary	2023	514,413	1,001,864	711,400	8,330	78,503	2,314,509
Susan M. Balaguer	2025	481,251	323,142	365,648	2,200	62,053	1,234,294
Chief Human Resources Officer	2024	460,528	579,888	624,100	1,581	59,749	1,725,845
	2023	439,832	464,775	616,900	764	57,547	1,579,817

(1)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs and PSUs granted. Amounts do not correspond to the actual value that will be realized by the NEOs. The grant date fair value as calculated under FASB ASC Topic 718 of the RSUs is determined by multiplying our share price on the date of grant by the number of shares subject to the award. With respect to the PSUs, the grant date fair value is based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date, which was determined to be 100% of target levels in 2025, 100% of target levels in 2024 and 100% of target levels in 2023. The grant date fair value of PSUs granted in 2025 assuming achievement at maximum levels (200% of target levels and 125% rTSR multiplier) is as follows: $6,335,503 for Ms. Smith, $1,262,438 for Mr. Ofilos, $780,360 for Mr. Kolloway, and $459,013 for Ms. Balaguer. The grant date fair value of PSUs granted in 2024 assuming achievement at maximum levels (200% of target levels and 125% rTSR multiplier) is as follows: $11,808,983 for Ms. Smith, $2,459,998 for Mr. Ofilos, $1,643,234 for Mr. Kolloway, and $909,095 for Ms. Balaguer. The grant date fair value of the PSUs granted in 2023 assuming achievement at maximum levels (200% of target levels and 125% rTSR multiplier, and 150% rTSR Multiplier) for Ms. Smith is as follows: $8,423,447 for the February grant and $8,300,229 for the December grant. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 6 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC.
(2)
Non-equity incentive plan awards consist of annual incentive awards payable under the Company’s AIP. For more information about the Company’s AIP, please see “Compensation Discussion and Analysis — Annual Cash Incentives” above.
(3)
Represents earnings under the Company’s non-qualified deferred compensation plans for the applicable fiscal year.
(4)
The table below describes the elements included in All Other Compensation:

ALL OTHER COMPENSATION TABLE
		Employer Contributions Under Defined Contribution Plans
Name	Life Insurance ($)	Employer 2025 ERP Contribution ($)	Employer 2025 ESOP Contribution ($)	Employer 401(k) Match ($)	Executive Physical ($)	Financial Planning ($)	Charitable Matching Contribution ($)	Perquisites & Other Personal Benefits ($)(1)	Total ($)
Carey A. Smith	1,520	58,308	28,000	7,000	4,134	5,000	5,000	58,786	167,748
Matthew Ofilos	1,120	21,385	28,000	7,000	—	—	5,000	—	62,505
Michael R. Kolloway	25,750	15,516	28,000	7,000	—	—	5,000	—	81,266
Susan M. Balaguer	2,010	10,500	28,000	7,000	4,543	5,000	5,000	—	62,053

(1)
Amounts shown in this column for Ms. Smith include the valuation of personal use of privately chartered aircraft ($58,785.80). The personal use of privately chartered aircraft expenses reported in this column were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to the third-party aircraft vendor.

Grants of Plan-Based Awards Table

The following table presents, for each of the NEOs, information concerning each award granted during fiscal 2025. This information supplements the information about these awards set forth in “—Summary Compensation Table.”

GRANTS OF PLAN-BASED AWARDS TABLE
			Estimated Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Named Executive Officer		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Market Value of Stock Awards ($)(4)
Carey A.	AIP	1/20/2025	770,000	1,540,000	3,080,000
Smith	PSU	3/3/2025				26,094	52,187	130,468		2,534,201
	RSU	3/3/2025							34,791	1,925,682
Matthew	AIP	1/20/2025	283,500	567,000	1,134,000
Ofilos	PSU	3/3/2025				5,200	10,399	25,998		504,975
	RSU	3/3/2025							6,933	383,742
Michael R.	AIP	1/20/2025	206,940	413,881	827,762
Kolloway	PSU	3/3/2025				3,214	6,428	16,070		312,144
	RSU	3/3/2025							4,285	237,175
Susan M.	AIP	1/20/2025	183,818	367,637	735,273
Balaguer	PSU	3/3/2025				1,891	3,781	9,453		183,605
	RSU	3/3/2025							2,521	139,537

(1)
Non-equity incentive plan awards consist of annual incentive awards payable under the Company’s AIP. For more information about the Company’s AIP, please see “Compensation Discussion and Analysis — Annual Cash Incentives” above.
(2)
Represents the number of units subject to the 2025-2027 PSU awards. The 2025-2027 PSUs are eligible to vest based on the achievement of performance goals over the three-year performance cycle ending December 31, 2027; 50% is based on achievement of cumulative adjusted EBITDA and 50% is based on achievement of cumulative revenue through December 31, 2027 and continued employment through the date of payout, which will be no later than March, 2028. Payouts may range from 0% to 200% of target based on actual cumulative adjusted EBITDA and cumulative revenue performance achieved over the three-year performance cycle, with a maximum modified payout of 250% based on actual rTSR performance relative to a custom industry peer benchmark for the three-year performance cycle. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(3)
The RSUs granted on March 3, 2025 vest in three equal installments on March 9, 2026, 2027 and 2028, subject to the NEO’s continued service with the Company through each such date. For more information about the accelerated vesting of these RSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(4)
The grant date fair value of stock awards amounts was calculated in accordance with FASB ASC Topic 718. The grant date fair value as calculated under FASB ASC Topic 718 of the RSUs is determined by multiplying our share price on the date of grant by the number of shares subject to the award. With respect to the PSUs, the grant date fair value is based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date, which was determined to be 100% of target levels. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 6 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC.

Outstanding Long-Term Incentive Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying our RSU and PSU awards granted in 2025, 2024 and 2023, and held by each NEO as of December 31, 2025.

OUTSTANDING LONG-TERM INCENTIVE AWARDS AT FISCAL YEAR-END TABLE
Named Executive Officer		Number of RSUs That Have Not Vested (#)	Market Value of RSUs That Have Not Vested ($)(1)	Number of Unearned PSUs That Have Not Vested (#)	Market Value of Unearned PSUs That Have Not Vested ($)(1)
Carey A.	2025 RSU(2)	34,791	2,150,084
Smith	2025 PSU(3)			52,187	3,225,157
	2024 RSU(4)	23,249	1,436,788
	2024 PSU(5)			52,310	3,232,758
	2023 RSU(6)	33,440	2,066,592
	2023 PSU(7)			100,317	6,199,591
	2023 RSU(8)	15,813	977,243
	2023 PSU(9)			150,231	9,284,276
Matthew	2025 RSU(2)	6,933	428,459
Ofilos	2025 PSU(3)			10,399	642,658
	2024 RSU(4)	4,844	299,359
	2024 PSU(5)			10,897	673,435
	2023 RSU(8)	3,296	203,693
	2023 PSU(9)			31,309	1,934,896
Michael R.	2025 RSU(2)	4,285	264,813
Kolloway	2025 PSU(3)			6,428	397,250
	2024 RSU(4)	3,236	199,985
	2024 PSU(5)			7,279	449,842
	2023 RSU(8)	2,867	177,181
	2023 PSU(9)			27,237	1,683,247
Susan M.	2025 RSU(2)	2,521	155,798
Balaguer	2025 PSU(3)			3,781	233,666
	2024 RSU(4)	1,790	110,622
	2024 PSU(5)			4,027	248,869
	2023 RSU(8)	1,330	82,194
	2023 PSU(9)			12,636	780,905

(1)
The market value of the long-term incentive awards was determined by multiplying the number of units, subject to the award by the closing price per share of our common stock of $61.80 on December 31, 2025, the last trading day of fiscal year 2025.
(2)
The RSUs vest in three equal installments on each of March 9, 2026, 2027, and 2028, subject to the NEO's continued service with the Company through each such date.
(3)
Represents the number of units subject to the 2025-2027 PSU awards at target levels. The 2025-2027 PSUs are eligible to vest based on the achievement of performance goals over the three-year performance cycle ending December 31, 2027; 50% is based on achievement of cumulative adjusted EBITDA value and 50% is based on achievement of cumulative revenue through December 31, 2027, and continued employment through the date of payout, which will be no later than March 2028. Payouts may range from 0% to 200% of target based on actual cumulative adjusted EBITDA and cumulative revenue achieved over the three-year performance cycle, with a maximum modified payout of 250% based on actual rTSR performance relative to a custom industry peer benchmark for the three-year performance cycle. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(4)
The RSUs vest in three equal installments on each of March 9, 2025, 2026 and 2027, subject to the NEO's continued service with the Company through each such date.
(5)
Represents the number of units subject to the 2024-2026 PSU awards at target levels. The 2024-2026 PSUs are eligible to vest based on the achievement of performance goals over the three-year performance cycle ending December 31, 2026; 50% is based on achievement of cumulative adjusted EBITDA value and 50% is based on achievement of cumulative revenue through December 31, 2026, and continued employment through the date of payout, which will be no later than March 2027. Payouts may range from 0% to 200% of target based on actual cumulative adjusted EBITDA and cumulative revenue achieved over the three-year performance cycle, with a maximum modified payout of 250% based on actual rTSR performance relative to a custom industry peer benchmark for the three-year performance cycle. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(6)
The 66,878 RSUs granted to Ms. Smith on December 18, 2023 vest in four equal installments on each of December 17, 2024, 2025, 2026 and 2027, subject to her continued service with the Company through the vesting date. For more information about the accelerated vesting of these RSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(7)
Represents the number of units subject to the 2023-2027 PSU award at target levels. The 2023-2027 PSUs are eligible to vest based on rTSR achievement through December 17, 2027, and continued employment through the date of payout, which will be no later than March, 2028. Payout may range from 0% to 150% of target based on actual rTSR performance relative to a custom industry peer benchmark for the four-year performance cycle. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(8)
The RSUs vest in three equal installments on each of February 26, 2024, 2025 and 2026, subject to the NEO’s continued service with the Company through each such date. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion Analysis – Long-Term Incentives” above.
(9)
Represents the number of units, subject to the 2023-2025 PSU awards based on the actual performance payout of 211.12%. The performance goals for the 2023-2025 PSU awards were achieved at such level on December 31, 2025, but the awards remained subject to forfeiture subject to continued employment through the payment date of the award, which will be no later than March 2026. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion and Analysis – Long-Term Incentives” above.

Long-Term Incentive Awards that Vested in 2025

The following sets forth the number of RSUs and PSUs that vested in 2025.

LONG-TERM INCENTIVE AWARDS VESTED TABLE
	PSU Awards		RSU Awards
Named Executive Officer	Number of PSUs Acquired on Vesting (#) (1)	Value Realized on Vesting ($)	Number of RSU Awards Vested (#)(2)	Value Realized on Vesting ($)(3)
Carey A. Smith	121,827	6,743,124	61,484	3,648,968
Matthew Ofilos	22,968	1,271,279	21,784	1,524,020
Michael R. Kolloway	23,203	1,284,286	7,784	458,803
Susan M. Balaguer	12,383	685,399	14,816	890,708

(1)
Represents 2022-2024 PSU awards that were earned based on performance over the 2022-2024 performance cycle but that vested based on continued employment through the date of payout in March 2025.
(2)
Represents RSUs granted in 2022 that vested on March 1, 2025, RSUs granted in 2023 that vested on February 26, 2025 and RSUs granted in 2024 that vested on March 9, 2025 and were settled in shares of our common stock. Includes RSUs granted to Ms. Smith on December 18, 2023 vested on December 17, 2025; RSUs granted to Mr. Ofilos on August 1, 2022 vested on July 31, 2025; and RSUs granted to Ms. Balaguer on December 19, 2022 vested on December 18, 2025 and were settled in shares of our common stock.
(3)
Value realized on vesting calculated by multiplying the number of RSUs that vested by the closing price per share of our common stock on the date of vesting.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation

Parsons Executive Restoration Plan (“ERP”): The ERP provides a vehicle to restore qualified plan benefits that are reduced because of limitations on compensation imposed under the Code under the ESOP and the 401(k) plan. The amount credited to a NEO under the ERP is equal to a percentage of the NEO’s eligible compensation under the ESOP based on the total percentage of compensation that we contribute to the ESOP. NEOs vest in their ERP accounts in accordance with the same vesting schedule as the ESOP. Vested ERP account balances are paid in cash in a lump sum upon a NEO’s termination of employment, or, if so elected by the NEO, upon a change in control or substantial financial hardship.

The ERP will earn an annual rate of interest on the ERP funds equal to the average of prime rates made available to preferred borrowers by Bank of America, N.T. & S.A., Los Angeles Branch (or any

successor thereto) determined as of the first working day of each calendar month prior to the complete distribution of an ERP account.

NONQUALIFIED DEFERRED COMPENSATION TABLE
Named Executive Officer	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Carey A. Smith
Executive Restoration Plan	58,308	28,208	—	467,956
Matthew Ofilos
Executive Restoration Plan	21,385	3,570	—	73,231
Michael R. Kolloway
Executive Restoration Plan	15,516	11,114	—	176,919
Susan M. Balaguer
Executive Restoration Plan	10,500	2,200	—	42,451

(1)
Employer contributions are reported as “All Other Compensation” for 2025 in the Summary Compensation Table above.

2025 CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Securities and Exchange Commission ("SEC") rules, we are providing the following information about the relationship of the annual total compensation of Ms. Smith, our Chief Executive Officer, to that of employees whose annual compensation is at the median of all our employees. In each case, the annual total compensation was calculated in accordance with SEC rules applicable to the Summary Compensation Table above. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2025:

•
Our median employee’s annual total compensation was $121,381.
•
Our CEO’s annual total compensation, as reported in the Summary Compensation Table, was $7,266,354.
•
Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is 60 to 1.

Pay Ratio Methodology

SEC rules allow us to select a methodology for identifying our median employee that is appropriate based on our size, organizational structure and compensation plans, policies and procedures. The rules allow us to identify our median employee once every three years, unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in significant change in our pay ratio disclosure.

To identify the median of the annual total compensation of all of our employees, and to determine the annual total compensation of our median employee and our CEO, we used the following methodology and material assumptions, adjustments and estimates.

As of December 31, 2023, our employee population consisted of 18,313 employees, with 10,636 employees based in the United States and 7,677 employees located outside of the United States. The pay ratio disclosure rules provide an exemption allowing companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the Company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding employees in 5 countries: 4 employees in Denmark, 20 employees in France, 9 employees in Germany, 2 in Hong Kong, and 15 employees in the United Kingdom.

After considering the de minimis exemption, 10,636 employees based in the United States and 7,627 employees located outside of the United States were considered for purposes of identifying the median employee. We selected December 31, 2023 as the date on which we identified the "median employee".

For purposes of identifying the median employee from our employee population base, we considered base salary for 2023, including overtime, as compiled from our payroll records. We selected base salary as this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the year-to-date period ended December 31, 2023 and annualized for all regular employees who were employed on December 31, 2023 but did not work for us for all of 2023. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2023.

Total compensation for the median employee for 2025 was $121,381, reflecting base salary, including overtime, as compiled from our payroll records.

Ms. Smith’s 2025 annual total compensation of $7,266,354 includes her annual base salary, annual incentive plan payout, long term incentive awards, and all other compensation as reported in the ‘All Other Compensation’ table in this proxy statement.

Potential Payments upon Termination or Change in Control

Payments and benefits that would be provided to each NEO in addition to those received by all employees (such as payout of 401(k) balances and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of the last day of our fiscal year ended December 31, 2025.

Corporate Vice President Severance Plan

Each NEO currently employed by the Company is an eligible employee under Parsons Corporate Vice President Severance Plan (the "Severance Plan"). The Severance Plan provides that, upon the termination of employment of an eligible employee by the Company other than for Performance (as defined in the Severance Plan) or due to death or disability (other than a termination in connection with a change in control of the Company), in addition to the payment of accrued obligations, the eligible employee will receive the following compensation and benefits: (i) a lump sum payment equal to four and a half (4.5) times the eligible employee's base monthly salary (for a regular full-time eligible employee, shall be determined by using the employee’s full, regular base salary rate on his or her termination date, and for a regular part-time eligible employee, shall be determined by using the employee’s average monthly regular base salary rate over the 12-month period immediately preceding his or her termination date); and (ii) the Company shall pay, on behalf of the eligible employee, four (4) months of COBRA premiums for medical, dental and vision care coverage. The receipt of the foregoing severance payments and benefits will be subject to the eligible employee's execution of a separation and release agreement that contains customary restrictive covenants, including obligations with respect to non-compete, non-solicitation and confidentiality.

Change in Control Agreements

The NEOs are eligible to receive certain severance payments and benefits in connection with various circumstances in connection with a change in control of the Company. The potential severance payments and benefits payable to the NEOs in the event of termination of employment in place as of fiscal year end are described below and were determined pursuant to the terms of their individual change in control and severance agreements, as applicable.

The CIC Agreements provide severance protections to the NEOs in the event of a resignation by the executive for “Good Reason” or a termination by Parsons without “Cause” (as each such term is defined below) within eighteen months following a change in control or if any successor company fails to assume the CIC Agreement or repudiates or breaches any provision of the CIC Agreement within such eighteen month period (any such event, a “Qualifying Event”).

Under the CIC Agreements, if a Qualifying Event occurs, the executive is eligible to receive the following severance payments and benefits, subject to his or her written notice to the Company of such Qualifying Event, his or her execution of an effective release of claims in favor of the Company and continued compliance with his or her restrictive covenants. Such payments are payable in a lump sum no later than two and a half months following the Qualifying Event, subject to any delays imposed by Section 409A of the Code:

•
a pro rata portion (based on number of days that elapsed in the calendar year before the Qualifying Event occurred) of the greater of (1) the executive’s target annual bonus for the year of the Qualifying Event or (2) the executive’s annual bonus that would have been paid (as determined by the Board of Directors in its discretion) assuming the year ended on the date of the Qualifying Event and based on actual performance through that date;
•
an amount equal to the highest rate of the executive’s annualized base salary in effect at any time up to and including the Qualifying Event multiplied by two.
•
an amount equal to the greater of (1) the executive’s target annual bonus for the year of the Qualifying Event or (2) the average of the annual bonuses actually paid to the executive for the two years preceding the year of the Qualifying Event, multiplied by two; and
•
a non-discounted cash lump sum amount equal to the sum of the following: (1) the Company’s estimate of the costs for the executive’s medical insurance coverage at the level and a cost to the executive comparable to that provided to the executive immediately prior to the Qualifying Event for a period of two years, following such Qualifying Event (which, in the Company’s discretion, may be based on the applicable COBRA rates); (2) the Company’s estimate of the costs for the continuation of that level of the executive’s life insurance coverage that is in effect immediately prior to the Qualifying Event, for a period of two years, following such Qualifying Event, or, if shorter, the period ending on the last day of the level premium rate guarantee period established by the applicable insurer for such coverage; and (3) the Company’s estimate of the cost for the continuation of the executive’s executive supplemental disability coverage under the Company’s supplemental disability insurance plan in effect immediately prior to the Qualifying Event for a period of two years, following such Qualifying Event (or the date the executive attains age 65, if earlier), but the cash payment in this clause (3) will only be paid if the terms of the applicable insurance policy under such disability insurance plan provide that the coverage may be continued following the Qualifying Event and such costs to be estimated using the extent of the coverage allowed under the terms such policy at a cost to the Company that is no greater than the cost borne by the Company immediately prior to the Qualifying Event.

For purposes of the CIC Agreements, a “change in control” has the same definition as is given to such term in our 2019 Incentive Award Plan.

For purposes of the CIC Agreements, (1) “Cause” means the executive’s (a) commission of fraud or embezzlement in connection with Parsons; (b) conviction of, or pleading guilty or nolo contendere to, a felony involving fraud, dishonesty or moral turpitude; or (c) willful and continued failure to substantially perform material duties which is not remedied in a reasonable period of time after written demand for substantial performances is delivered by the Board; or d) material violation of the Company’s Code of Conduct and (2) “Good Reason” means, without the Executive’s express written consent, the occurrence of any one or more of the following, unless the action or failure giving rise to such occurrence is withdrawn, reversed or cured by the Company within thirty (30) days of the date of such event’s occurrence: (a) material reduction in the nature or status of the Executive’s authorities, duties, and/or responsibilities (when such authorities, duties, and/or responsibilities are viewed in the aggregate) from their level in effect on the day immediately prior to the start of the Protected Period; (b) a reduction by the Company of the Executive’s Base Salary as in effect on the day immediately prior to the start of the Protected Period; (c) material reduction by the Company of the Executive’s aggregate welfare benefits and/or the value of the incentive programs provided under the Company’s management incentive and/or other short and/or long-term incentive programs, as such benefits and opportunities exist on the day immediately prior to the start of the Protected Period.; (d) relocation of the Executive’s principal office by the Company more than fifty (50) miles from the location of the Executive’s principal office immediately prior to the start of the Protected Period; (e) any purported termination of the executive without satisfying the notice requirements in the CIC Agreement; and (f) Parsons’ failure to obtain agreement from any successor entity to assume and perform its obligations under the CIC Agreement.

The CIC Agreements provide that in the event that any payments would subject the NEO to the excise taxes applicable under Section 4999 of the Code by reason of being a parachute payment under Section 280G of the Code, then if it would cause a better net-after tax result, the amount of such payments will be reduced so that no excise tax would apply.

Additionally, our long-term incentive awards are eligible for accelerated vesting under certain circumstances. For a discussion of the accelerated vested terms of these awards, please see “Compensation Discussion and Analysis – Long-Term Incentive Awards” above.

Potential Payments upon Termination or Change in Control Table

The following table sets forth the estimated payments that would be received by the NEOs in four different scenarios – (1) a termination of employment without cause or following a resignation for good reason (involuntary termination) apart from a change in control, (2) a NEO’s retirement, (3) a NEO’s death or disability, and (4) an involuntary termination in connection with a change in control in the circumstances contemplated by the CIC Agreements described above. The table below reflects amounts payable to the NEOs assuming their employment was terminated on December 31, 2025 and, if applicable, a change in control of our Company also occurred on that date and therefore includes only long-term incentive awards outstanding on that date. For purposes of estimating the value of accelerated long-term incentive awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $61.80, which represents the closing market price of our common stock as reported on the NYSE on December 31, 2025. Each of the NEOs are participants in the deferred compensation plans described above under “—Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation” and the ESOP. For more information about payments payable to the NEOs under these deferred compensation plans or the ESOP upon a termination of employment or a change in control, please see “—Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation” above and “—Employee Stock Ownership Plan” below.

Name	Involuntary Termination without a Change in Control ($)	Retirement ($)(1)	Death or Disability ($)(2)	Involuntary Termination in Connection with Change in Control ($)
Carey A. Smith
AIP Payout (3)	1,531,669	1,531,669	1,531,669	1,531,669
Cash Severance (4)	412,500	—	—	5,280,000
Benefits (5)	10,231	—	—	60,694
Long-Term Incentive Award Acceleration	—	12,191,966	13,082,316	23,685,839
Matthew Ofilos
AIP Payout (3)	563,933	563,933	563,933	563,933
Cash Severance (4)	236,250	—	—	2,394,000
Benefits (5)	8,745	—	—	55,120
Long-Term Incentive Award Acceleration	—	2,511,181	1,993,060	3,164,098
Michael R. Kolloway
AIP Payout (3)	411,642	411,642	411,642	411,642
Cash Severance (4)	206,940	—	—	1,931,444
Benefits (5)	7,485	—	—	96,821
Long-Term Incentive Award Acceleration	—	1,871,572	1,534,061	2,286,353
Susan M. Balaguer
AIP Payout (3)	365,648	365,648	365,648	365,648
Cash Severance (4)	183,818	—	—	1,715,637
Benefits (5)	6,538	—	—	43,655
Long-Term Incentive Award Acceleration	—	962,288	771,522	1,201,021

(1)
Upon a NEO’s retirement, each NEO will (a) vest in all outstanding RSU awards (aside from Ms. Smith's December 2023 grant), and (b) remain eligible to vest in a prorated portion of all outstanding PSU awards for uncompleted performance cycles based on actual performance for the performance cycle. We have also assumed performance at “target” levels for the relevant performance cycle for outstanding PSU awards for purposes of calculating the amount set forth in this column. For purposes of this column, the value of the PSU awards that relate to the three-year performance cycle that ended on December 31, 2025 are reflected at “target” levels.
(2)
Upon a NEO’s death or disability, each NEO will (a) vest in a prorated portion of all outstanding RSU awards scheduled to vest on the next occurring annual vesting date based on the portion of the twelve-month period preceding such annual vesting date that has elapsed through the date of termination, and (b) remain eligible to vest in a prorated portion of all outstanding PSU awards for uncompleted performance cycles based on actual performance for the performance cycle. We have also assumed performance at “target” levels for the relevant performance cycle for outstanding PSU awards for purposes of calculating the amount set forth in this column. For purposes of this column, the value of the PSU awards that relate to the three-year performance cycle that ended on December 31, 2025 are reflected at “target” levels.
(3)
Under our AIP, in the event an NEO’s employment is terminated other than for poor performance or misconduct, or as result of his or her retirement, death or disability, and other than as a result of a change in control, on December 31, he or she will be eligible to receive his or her annual incentive bonus for the applicable year, payable when annual bonuses are paid to employees generally. We have reflected the amounts that would have been paid upon retirement for all NEOs on December 31, 2025 had they been so eligible. Upon involuntary termination in connection with a change in control, the NEO’s annual bonus for 2025 (the full amount of which has been included in respect of the pro-rated target bonus component given the termination is assumed to have occurred on December 31, 2025 for purposes of this table) would be payable.
(4)
Upon an "Involuntary Termination without a Change in Control," cash severance represents 4.5 months of the NEO's base salary. Upon an "Involuntary Termination in Connection with a Change in Control," cash severance represents the sum of (a) the NEO’s base salary plus the NEO’s bonus multiplied by two for the NEOs. Each NEO’s target annual bonus for 2025 was used for purposes of the severance calculations related to his or her bonus amounts for purposes of this table. These amounts are payable in a lump sum.
(5)
Represents the amount payable to the NEO under the Corporate Vice President Severance Plan and CIC Agreements in respect of (a) continued medical, dental, and vision coverage for four months for the NEOs upon an "Involuntary Termination without a Change in Control," and (b) continued medical, life and supplemental disability coverage for two years for the NEOs upon an "Involuntary Termination in Connection with a Change in Control." This amount is payable in a lump sum and subject to the conditions set forth in the Corporate Vice President Severance Plan and CIC Agreements, as described above.

The CIC Agreements described above reflect the arrangements in effect as of December 31, 2025. Effective for qualifying terminations occurring on or after February 20, 2026, the Company has approved a clarification to the CIC benefits to provide that, in connection with a qualifying termination following a change in control, eligible executives will be entitled to continued medical, dental and vision benefits for a period of two years (rather than medical benefits only).

Employee Stock Ownership Plan

Our employees participate in the ESOP, which is a defined contribution stock bonus retirement plan designed to enable eligible employees to obtain an ownership interest in Parsons. The ESOP is funded by contributions made by us which are held in a trust established as part of the ESOP. The contributions are invested in our common stock. Contributions and any earnings or dividends thereon, to the extent such amounts remain in the ESOP, accumulate on a tax deferred basis.

We may make discretionary contributions to the ESOP each year in an amount to be determined by our Board and may be made in cash or in shares of our common stock. We made contributions of 1,172,622 shares in fiscal 2025, 633,033 shares in fiscal 2024, and 915,113 shares in fiscal 2023 of our common stock, net of forfeitures. In fiscal 2025, 2024, and 2023, we made annual contributions to the ESOP in shares of our common stock in the amount of 8% of the participants covered cash compensation for the applicable year (net of shares forfeited by participants in the applicable year). The annual contributions to the ESOP are allocated to participants’ accounts each year to participants who were eligible employees during the year, and the allocations are made on a basis proportional to compensation. Covered compensation for an eligible employee under the ESOP generally includes base pay, overtime pay, assignment premiums included in base pay and most pre-tax deductions. Bonuses, relocation expenses and most other reimbursements are generally excluded from covered compensation. Prior to 2020, participants vested in their ESOP accounts over a period of six years. Effective January 1, 2020, the vesting schedule was amended to provide for three-year ratable vesting of ESOP accounts for actively employed participants.

The value of vested account balances, subject to eligibility, vesting and distribution rules, are distributed to participants, generally only after their retirement from Parsons after attaining age 65 (or 62 if fully vested). Distributions will generally be in a series of installment payments over a number of years. Based on ESOP participants’ account balances and installment options, we expect distributions in the aggregate will generally be made ratably over three years. The number of installments is based on participant account balances at the time of distribution. In December 2020, the Board of Directors approved an amendment to the Employee Stock Ownership Plan to provide greater diversification rights to participants. The amendment provides that, with respect to all diversifications elected or processed after January 1, 2021, the definition of a qualified participant shall mean a participant who has attained the age of 50 and who has completed at least 3 years of participation in the Plan and other criteria. Each qualified participant shall generally be permitted to direct the Plan as to the diversification of 50% of the value of the eligible portion of the participant’s ESOP account. In January 2021, the Board of Directors approved an amendment to the ESOP effective March 1, 2021 whereby distributions to participants in the ESOP were modified as follows: (1) the threshold amount of an ESOP participant’s balance to be eligible for a single lump sum distribution was increased from less than $20,000 to less than $500,000; (2) the threshold balance for a participant to be eligible to receive payment in two installments was increased from less than $40,000 to less than $750,000; and (3) the threshold balance for participants to receive payment in three or five annual installments was increased to $750,000 or more. In April 2022, the board of directors approved an amendment providing for lump sum distributions to participants and removing the annual installments. Annual diversification elections and five-year vest termination distributions are not impacted by this amendment and will still occur annually over installments as outlined in the Plan.

The changes were made to facilitate greater flexibility for eligible participants to receive their balances expeditiously and to accelerate the increase in publicly traded float for our common stock. Participants who have already commenced receiving distributions from the ESOP will have the option of opting out of the new thresholds and maintaining their previously elected distributions. Participants' distributions prior to termination of employment or reaching retirement age (65 or 62 if fully vested) are generally not permitted, unless the participant dies. Distributions to beneficiaries of deceased participants, and participants who receive conflict of interest distributions following termination of employment, are also paid in a lump sum.

With respect to cash dividends, if the Board declares and pays a cash dividend on shares of our common stock held in the ESOP and allocated to participant accounts, then, at the election of each participant, this dividend may either be paid currently to the participant either directly by us or through the ESOP or reinvested in our common stock and held in such participant’s account in the ESOP. Any such cash dividends to be paid currently to participants will be paid in cash. Dividends on shares of unallocated stock will not be distributed to the participant currently but will either be applied to pay off any ESOP loans or held in the ESOP. The ESOP currently does not have any ESOP loans.

As of January 2, 2022, participants who have attained age 50 and who have completed at least 3 years of participation in the ESOP are permitted to diversify a portion of their respective ESOP accounts over a period of 11 years. For each of the 11 plan years that a participant is allowed to diversify his or her accounts, the participant is permitted to diversify up to 50% of the value (as of the last day of the preceding plan year) of their vested diversification eligible ESOP account. This diversification election applies only to shares acquired by the ESOP after 1987, or the Diversification Eligible Shares. Shares acquired by the ESOP prior to 1987 are not eligible for this diversification election. In January 2021, the Board approved an amendment to the ESOP which, for diversifications processed after January 1, 2021, will permit qualified participants to generally be permitted to direct the ESOP as to diversification of 50% of the value of the vested portion of the Participant’s ESOP account. The definition of such a qualified Participant shall mean a Participant who has attained the age of 50 and who has completed at least 3 years of participation in the ESOP and other criteria.

ESOP distributions will be made in the form of shares of our common stock (other than distributions in respect of fractional shares, which will be made in cash) and will be available for sale into the public market, subject to compliance with applicable federal securities laws.

Pay Versus Performance Table

The following table sets forth additional compensation information of our Chief Executive Officer (CEO) and our other NEOs along with our total shareholder return, the total shareholder return of the peer group identified below, our net income, and revenue, our company selected measure, for our fiscal years ending in 2021, 2022, 2023, 2024 and 2025:

							Value of Initial Fixed $100 Investment Based On:		(in thousands)
Year (1)	Summary Compensation Table Total for CEO#1	Compensation Actually Paid to CEO#1 (2)(3)	Summary Compensation Table Total for CEO#2	Compensation Actually Paid to CEO#2 (2)(3)	Average Summary Compensation Table Total for Other NEOs	Average Compensation Actually Paid to Other NEOs (2)(3)	Total Shareholder Return (9)	Peer Group Total Shareholder Return (9)	Net income	Revenue
2025	7,266,354	(4,937,225) (4)			1,645,069	912,048 (4)	169.73	173.90	241,139	6,364,245
2024	11,013,860	25,820,865 (5)			2,421,701	3,855,899 (5)	253.36	164.54	235,053	6,750,576
2023	18,596,895	25,548,246 (6)			2,160,582	3,296,957 (6)	172.23	143.67	161,149	5,442,749
2022	6,973,806	10,626,325 (7)			1,945,846	3,331,189 (7)	127.03	123.67	96,664	4,195,272
2021	5,348,118	4,077,659 (8)	7,119,599	3,822,001 (8)	1,498,734	864,158 (8)	92.42	120.58	64,072	3,660,771

(1)
NEOs included in the above compensation columns reflect the following:

Year	CEO#1	CEO#2	Other NEOs
2025	Carey A. Smith		Susan M. Balaguer, Michael R. Kolloway and Matthew Ofilos
2024	Carey A. Smith		Susan M. Balaguer, Michael R. Kolloway and Matthew Ofilos
2023	Carey A. Smith		Susan M. Balaguer, Michael R. Kolloway and Matthew Ofilos
2022	Carey A. Smith		Susan M. Balaguer, George L. Ball, Charles L. Harrington, Michael R. Kolloway and Matthew Ofilos
2021	Carey A. Smith	Charles L. Harrington	George L. Ball, Debra A. Fiori and Michael R. Kolloway
(2)
Fair value or change in fair value, as applicable, of equity awards in the Compensation "Actually Paid" columns was determined by reference to (1) for RSU awards (excluding Total Shareholder Return “TSR” awards and other performance-based awards), closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for performance-based RSU awards (excluding TSR Awards), the same valuation methodology as RSU awards above except year-end values are multiplied times the probability of achievement as of each such date (3) for TSR-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable valuation date(s).
(3)
For the portion of “Actually Paid” compensation that is based on year-end stock prices, the following prices were used: December 31, 2025 $61.80 (33.0% decrease from prior year), December 31, 2024 $92.25 (47.1% increase from prior year), December 31, 2023 $62.71 (35.6% increase from prior year), December 31, 2022 $46.25 (37.4% increase from prior year), December 31, 2021 $33.65 (7.58% reduction from prior year).
(4)
For fiscal year 2025, the Company updated the methodology used to calculate “Compensation Actually Paid” in the Pay Versus Performance table. This update does not change the compensation actually granted to or earned by our named executive officers. 2025 Compensation "Actually Paid" to CEO#1 of ($4,937,225) and the average Compensation "Actually Paid" to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#1	Average Other NEOs
Total Reported in 2025 Summary Compensation Table (SCT)	7,266,354	1,645,069
Less, value of Stock Awards reported in SCT	(4,459,883)	(587,059)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	5,001,060	658,295
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(10,272,217)	(325,166)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	(2,472,539)	(479,091)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	(12,203,579)	(733,021)
Compensation "Actually Paid" for Fiscal Year 2025	(4,937,225)	912,048
(5)
2024 Compensation "Actually Paid" to CEO#1 of $25,820,865 and the average Compensation "Actually Paid" to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#1	Average Other NEOs
Total Reported in 2024 Summary Compensation Table (SCT)	11,013,860	2,421,701
Less, value of Stock Awards reported in SCT	(7,532,264)	(1,065,722)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	8,815,250	1,247,247
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	12,111,084	1,124,216
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	1,412,935	128,456
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	14,807,005	1,434,198
Compensation "Actually Paid" for Fiscal Year 2024	25,820,865	3,855,899
(6)
2023 Compensation "Actually Paid" to CEO#1 of $25,548,246 and the average Compensation "Actually Paid" to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#1	Average Other NEOs
Total Reported in 2023 Summary Compensation Table (SCT)	18,596,895	2,160,582
Less, value of Stock Awards reported in SCT	(15,215,909)	(872,752)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	17,670,848	1,255,989
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	4,516,447	731,953
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	(20,035)	21,186
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	6,951,351	1,136,375
Compensation "Actually Paid" for Fiscal Year 2023	25,548,246	3,296,957
(7)
2022 Compensation “Actually Paid” to CEO#1 of $10,626,325 and the average Compensation “Actually Paid” to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#1	Average Other NEOs
Total Reported in 2022 Summary Compensation Table (SCT)	6,973,806	1,945,846
Less, value of Stock Awards reported in SCT	(4,730,700)	(990,085)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	6,577,029	1,239,181
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	1,736,210	570,784
Plus, FMV of Awards Granted this Year and that Vested this Year	—	326,744
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	69,980	238,720
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	3,652,519	1,385,343
Compensation "Actually Paid" for Fiscal Year 2022	10,626,325	3,331,189

(8)
2021 Compensation “Actually Paid” to CEO#1 of $4,077,659, CEO#2 of $3,822,001 and the average Compensation “Actually Paid” to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#1	CEO#2	Average Other NEOs
Total Reported in 2021 Summary Compensation Table (SCT)	5,348,118	7,119,599	1,498,734
Less, value of Stock Awards reported in SCT	(3,895,113)	(5,382,006)	(829,496)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	3,339,277	4,853,848	748,094
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(618,697)	(2,264,902)	(215,544)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	(95,926)	(504,539)	(337,629)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—	—
Total Adjustments	(1,270,459)	(3,297,598)	(634,576)
Compensation "Actually Paid" for Fiscal Year 2021	4,077,659	3,822,001	864,158

(9)
Company and peer group TSR reflects the Company’s Compensation Peer Group as approved in each year and reflected in the Compensation Discussion & Analysis of each of our 2021, 2022, 2023, 2024, 2025 and 2026 Annual Proxy Statements, respectively. The TSR for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested into the peer group for that applicable year on December 31, 2020.

The only changes to the peer group in 2023 relative to 2022 was the removal of Maxar Technologies Inc and ManTech International Corporation as a result of their acquisitions. In 2022, the only change to the peer group relative to 2021 was the removal of Cubic Corporation as a result of its acquisition. 3-year TSR for the peer group approved in 2021, assuming a $100 initial investment on 12/31/2019, would have been $141.75.

Performance Measures

The following performance measures reflect the Company’s most important performance measures in effect for 2025, as further described and defined in the Compensation Discussion and Analysis under How We Performed in Fiscal 2025, Annual Cash Incentives and Long-Term Incentives.

Revenue: Revenue as reported in financial statements, which excludes equity in earnings from unconsolidated joint ventures and bad debt expense.

Adjusted EBITDA: Earnings attributable to Parsons Corporation, adjusted to include earnings attributable to noncontrolling interests and to exclude interest expense (net of interest income), provision for income taxes, depreciation and amortization and certain other items that are not considered in the evaluation of ongoing operating performance. These other items include earnings attributable to noncontrolling interests, asset impairment charges, income and expense recognized on litigation matters, expenses incurred in connection with acquisitions and other non-recurring transaction costs and expenses related to restructuring.

Awards: Awards booked into backlog generally represent the amount of revenue, excluding equity in earnings, expected to be earned in the future from funded and unfunded contract awards received during the period. Contract awards include both new and re-compete contracts and task orders.

Cash Flow: Represents cash flow from operating activities as presented in the financial statements.

Relationship Between Compensation “Actually Paid” and Performance Measures

The table below reflects the relationship between the Compensation "Actually Paid" for each individual serving as CEO and the average of other NEOs and the performance measures shown in the pay versus performance table from 2021 to 2025:

We believe the Compensation “Actually Paid” in each of the years reported above and over the five-year cumulative period are reflective of the C&MD Committee’s emphasis on “pay-for-performance” as the Compensation “Actually Paid” fluctuated year-over-year and in relation to Summary Compensation Table pay, primarily as a result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Program and our LTI Program, including our Revenue.

Relationship Between Compensation “Actually Paid” to our CEO and the Average of the Compensation “Actually Paid” to the Other NEOs and the Company’s Cumulative TSR.

Compensation "Actually Paid" versus Total Shareholder Return
Compensation "Actually Paid"
Total Shareholder Return
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
$300
$250
$200
$150
$100
$50
$0
N/A
N/A
N/A
N/A
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CEO#1 Compensation "Actually Paid"
CEO#2 Compensation "Actually Paid"
Other NEOs Average Compensation "Actually Paid"
Parsons TSR
Peer Group TSR

For 2021, the Compensation “Actually Paid” to CEO #2 (Mr. Harrington) was 46% lower than Summary Compensation Table pay, while our TSR in each year was -8%. The average of the Compensation “Actually Paid” to the Other NEOs in 2021 was 42% lower than the average Summary Compensation Table value. For 2022, 2023 and 2024, the Compensation “Actually Paid” to CEO #1 (Ms. Smith) increased by 52%, 37% and 134% relative to Summary Compensation Table pay, while our TSR in each year was +37%, +36% and +47%. Average Compensation “Actually Paid” to our NEOs was 71%, 53% and 59% higher than the average Summary Compensation Table value in 2022, 2023 and 2024. For 2025, the Compensation "Actually Paid" to CEO #1 was 168% lower than the Summary Compensation Table pay, while our TSR was -33%. The average of the Compensation "Actually Paid" to the Other NEOs in 2025 was 45% lower than the Summary Compensation Table average value.

Relationship Between Compensation “Actually Paid” to our CEO and the Average of the Compensation “Actually Paid” to the Other NEOs and the Company’s Net Income. For 2021, the Compensation “Actually Paid” to CEO #2 (Mr. Harrington) was 46% lower than Summary Compensation Table pay, while our net income growth in each year was -35%. The average of the Compensation “Actually Paid” to the Other NEOs in 2021 was 42% lower than the average Summary Compensation Table value. For 2022, 2023 and 2024, our Compensation “Actually Paid” to CEO #1 (Ms. Smith) increased by 52%, 37% and 134% relative to Summary Compensation Table pay, alongside an increase in net income of 51%, 67% and 46%. Average Compensation “Actually Paid” to our NEOs was 71%, 53% and 59% higher than the average Summary Compensation Table value in 2022, 2023 and 2024. For 2025, the Compensation "Actually Paid" to CEO #1 was 168% lower than the Summary Compensation Table pay, while our net income growth was 3%. The average of the Compensation "Actually Paid" to the Other NEOs in 2025 was 45% lower than the Summary Compensation Table average value.

Relationship Between Compensation “Actually Paid” to our CEO and the Average of the Compensation “Actually Paid” to the Other NEOs and the Company’s Revenue. For 2021, the Compensation “Actually Paid” to CEO #2 (Mr. Harrington) was 46% lower than Summary Compensation Table pay, while our revenue growth in each year was -7%. The average of the Compensation “Actually Paid” to the Other NEOs in 2021 was 42% lower than the average Summary Compensation Table value. For 2022, 2023 and 2024, our Compensation “Actually Paid” to CEO #1 (Ms. Smith) increased by 52%, 37% and 134% relative to Summary Compensation Table pay, alongside an increase in revenue of 15%, 30% and 24%. Average Compensation “Actually Paid” to our NEOs was 71%, 53% and 59% higher than the average Summary Compensation Table value in 2022, 2023 and 2024. For 2025, the Compensation "Actually Paid" to CEO #1 was 168% lower than the Summary Compensation Table pay, while our revenue growth was -6%. The average of the Compensation "Actually Paid" to the Other NEOs in 2025 was 45% lower than the Summary Compensation Table average value.

As a result, our Compensation “Actually Paid”, measured relative to Summary Compensation Table figures, has been directionally aligned with our performance over the timeframe that the table covers.

DIRECTOR COMPENSATION

Our Directors, who are also our employees, will not receive any additional compensation for their service on our Board, but we believe that attracting and retaining qualified non-employee Directors is critical to our future growth and governance.

The C&MD Committee reviews non-employee Director compensation biennially. In October 2024, the C&MD Committee reviewed non-employee Director pay practices of our peer group and made modest adjustments to the non-employee Director's compensation for fiscal year 2025 to better align with market and ensure we continue to attract and retain highly qualified board members. The changes include a modest increase to the following: Annual Board Retainer to $110,000; Audit and Risk Committee Chair Retainer to $25,000; and the long-term incentive compensation grant value to $180,000 and a vesting schedule to vest immediately upon grant. For information on our peer group, see Assessing Compensation Competitiveness in the Compensation Discussion and Analysis.

Cash Compensation. Effective for 2025, our non-employee Directors were eligible to receive the following cash compensation:

Component	Annual Amount
Annual Board Retainer	$110,000
Annual Lead Independent Director Additional Retainer	$35,000
Audit and Risk Committee Chair Additional Retainer	$25,000
Audit and Risk Committee Member Additional Retainer	$11,500
Compensation and Management Development Committee Chair Additional Retainer	$18,000
Compensation and Management Development Committee Member Additional Retainer	$8,000
Corporate Governance and Responsibility Committee Chair Additional Retainer	$15,000
Corporate Governance and Responsibility Committee Member Additional Retainer	$8,000

Further, in January 2026 the C&MD Committee reviewed non-employee Director pay practices of our peer group and approved adjustments to the non-employee Director's compensation for fiscal 2026, effective April 1, 2026, and prorated for 2026, consisting of modest increases to the following: Lead Independent Director Retainer to $50,000; Corporate Governance and Responsibility Chair Retainer to $20,000 and the C&MD Committee Chair Retainer to $20,000.

Non-employee Directors are able to elect to receive all or a portion of their cash retainers in the form of fully vested shares of our common stock, which shares are issued on the first day of each calendar quarter, in advance (and, in the case of a newly elected or appointed non-employee Director, on the first day of his or her service for the then-current quarter). The number of shares to be issued is equal to (1) the cash retainer to be paid in the form of shares, divided by (2) the 60 trading-day weighted average of our common stock, up to and including the last day of the preceding calendar quarter, rounded up to the nearest whole share. These shares are issued under our 2019 Incentive Award Plan.

Our non-employee Directors are eligible to defer the cash compensation paid to them by us (and any shares issued in satisfaction of cash retainers as described above) under the Fee Deferral Plan for Outside Directors of the Parsons Corporation (the “Fee Deferral Plan”). The Fee Deferral Plan allows a non-employee Director to defer his or her annual retainer (and any shares issued in satisfaction of cash retainers as described above) until his or her termination of service or, if earlier, death. Deferred fees (or shares) will generally be payable in a lump sum or in five or ten installments. In the event of a change in control of the Company, all balances will be paid in a lump sum upon the change in control or as soon as practicable thereafter. Any shares deferred pursuant to such a deferral election will be issued in the form of a deferred fee award consisting of a number of restricted stock units under the Incentive Plan determined in accordance with the formula above and reflecting the non-employee Director’s deferral election. These shares are issued under our 2019 Incentive Award Plan.

Long-Term Incentive Compensation. The non-employee Directors receive their long term incentive compensation in the form of fully vested shares of our common stock on the date of each annual stockholders’ meeting. Each non-employee Director will be issued such number of RSUs as is equal to (1) $180,000, divided by (2) the 60-trading day weighted average of our common stock, up to and including the last day preceding the grant date, rounded up to the nearest whole share.

The Non-Employee Director Compensation Policy includes eligibility of a pro-rated award of fully vested shares of our common stock for non-employee Directors who join the Board at a time other than at the annual stockholder’s meeting. In such case, the new non-employee Director will be issued a number of shares of our common stock equal to the amount of (1) $180,000 multiplied by (2) a fraction with i) a numerator equal to the number of whole calendar months between the date of the non-employee Director’s initial election or appointment to the Board and the date of the next annual stockholder’s meeting, and ii) a denominator equal to 12, divided by (3) the 60 trading-day weighted average of our common stock up to and including the last day preceding the date of grant, rounded up to the nearest whole share. Company executives transitioning to a non-employee Director role are ineligible for the prorated initial grant. These shares are issued under our 2019 Incentive Award Plan.

The non-employee Directors are also eligible to make deferral elections with respect to such RSUs, with the deferral alternatives under the Fee Deferral Plan.

Directors may contribute to Parsons Political Action Committee (“PARPAC”), a voluntary, bipartisan separate segregated fund dedicated to supporting candidates for federal and state office who understand the Parsons business, represents our facilities and employees, may have oversight over our industry, and exemplifies Parsons’ core values. Parsons will match PARPAC pledges of more than $500 with an annual corporate contribution each year to a 501(c)(3) organization of the Directors choice, subject to the Parsons Political Contributions Policy and PARPAC pledge matching practice.

Non-Employee Director Ownership Guidelines

The Board believes that it is important to link the interests of non-employee Directors to those of our stockholders. The stock ownership guidelines require our non-employee Directors to accumulate and hold a minimum number of shares of Parsons common stock within five years of the later of (1) the effective date of the policy or (2) the date of appointment to the Board. The specific Parsons stock ownership guidelines for our non-employee Directors is 5X their annual retainer.

For our non-employee Directors, shares of our common stock that count towards satisfaction of this guideline include (1) common stock directly owned by the non-employee Director or immediate family member (2) common stock owned indirectly if the individual has an economic interest in the shares (beneficial ownership as defined in Rule 13d-3 and reported in the proxy) (3) unvested restricted stock or RSUs, and (4) vested units held in deferral accounts under the SVRP, which was a plan under which non-employee Directors received grants (similar to phantom equity) prior to our IPO.

Value of ownership will be measured by reference to the trailing 60 trading day weighted average of the Parsons common stock, up to and including last day of the calendar year; compliance will be evaluated annually.

Our non-employee Directors are currently in compliance, either by meeting their non-employee Director ownership requirement, or by having made sufficient progress toward their ownership requirement based on time in role.

The following table contains information concerning the compensation of our non-employee Directors in fiscal 2025. As of December 31, 2025, none of our non-employee directors held any unvested equity awards.

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
George L. Ball	110,000	171,863	—	5,000	286,863
Mark K. Holdsworth	126,000	171,863	—	5,000	302,863
Steven F. Leer(3)	169,500	180,041	—	5,000	354,541
Letitia A. Long	129,500	171,863	—	5,000	306,363
Ellen Lord	126,000	171,863	—	5,000	302,863
General Darren W. McDew, USAF (ret)	126,000	171,863	—	5,000	302,863
Harry T. McMahon	134,500	171,863	—	5,000	311,363
M. Christian Mitchell	143,000	171,863	—	5,000	319,863
Robert H. Smith	27,500	60,033	—	—	87,533
Major General Suzanne M. Vautrinot, USAF (ret)	136,500	171,863	—	5,000	313,363
David C. Wajsgras(4)(5)	129,500	178,315	745	5,000	313,560

(1)
For 2025, this column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of stock awards granted to the non-employee Directors. Amounts do not correspond to the actual value that will be realized by the non-employee Directors. The non-employee Directors grant date fair value as calculated under FASB ASC Topic 718 of the stock awards is determined by multiplying our share price on the date of grant by the number of shares subject to the award. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 6 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC. The table below forth the aggregate number of unvested RSUs held by each non-employee Director as of December 31, 2025.
(2)
This column represents Company matching contributions to charitable organizations.
(3)
Mr. Leer chose to receive $169,500 of his retainer earned in fiscal year 2025 in the form of fully vested shares of our common stock and received 2,203 shares. The amount of retainers that Mr. Leer elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column, and the grant date value of such shares in excess of the fees elected to be received in shares as determined under FASB ASC Topic 718 was $8,178 and is reflected in the “Awards” column.
(4)
Mr. Wajsgras deferred fees earned in fiscal year 2025.
(5)
Mr. Wajsgras chose to receive $129,500 of his retainer earned in fiscal year 2025 in the form of fully vested shares of our common stock and received 1,687 shares. The amount of the retainers that Mr. Wajsgras elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column, and the grant date value of such shares in excess of the fees elected to be received in shares as determined under FASB ASC Topic 718 was $6,452 and is reflected in the “Awards” column.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025 regarding compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	—	—	1,217,941 (2)
Equity compensation plans not approved by security holders	1,591,245 (3)	—	6,931,420 (4)

(1)
Consists of the 2020 Employee Stock Purchase Plan.
(2)
Amount represents 1,217,941 shares remaining available for future issuance under the 2020 Employee Stock Purchase Plan (of which 79,496 shares were purchased pursuant to the offering period that ended on December 31, 2025).
(3)
Amount represents 1,591,245 shares of common stock subject to outstanding RSU and PSU awards under the 2019 Incentive Plan (with PSU awards reflected at “target” levels).
(4)
Amount represents 6,931,420 shares remaining available for future issuance under the 2019 Incentive Plan. The number of shares of our common stock initially reserved for issuance under awards granted pursuant to the 2019 Incentive Plan is equal to 11,700,000 shares. In no event will more than 11,700,000 shares be issued pursuant to awards under the 2019 Incentive Plan.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee is composed of five Directors identified below, each of whom is an independent Director as defined by the applicable SEC directors' rules and the NYSE listing standards. Mr. Mitchell, the Chair of the Audit and Risk Committee, Mr. Ball, Mr. Leer and Mr. Wajsgras have been designated by the Board as “audit committee financial experts” under applicable SEC rules. The following is the report of the Audit and Risk Committee with respect to the Company’s audited financial statements as of and for the year ended December 31, 2025 and the notes thereto.

The Audit and Risk Committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to, among other things, the Company’s accounting, auditing, and financial reporting processes, internal controls, compliance with legal and regulatory requirements and its code of ethics and risk management, as discussed more fully in the Audit and Risk Committee charter, a copy of which is available on our website, www.parsons.com. In accordance with its charter, the Audit and Risk Committee appoints the Company’s independent registered public accounting firm, PwC, subject to stockholder ratification, and conducts an annual review of its performance. In addition, the Audit and Risk Committee pre-approves all audit and permissible non-audit services provided by PwC, and the fees for those services. The Audit and Risk Committee also oversees the Company’s internal audit function, including its annual audit plan, budget, and staffing. As part of its oversight role, the Audit and Risk Committee meets throughout the year, separately and together, with each of management, the Company’s internal auditors, and PwC.

Management has the primary responsibility for the Company’s financial statements and accounting and reporting processes, including the systems of internal accounting control. PwC is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and rendering opinions on whether the financial statements are in conformity with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

The Audit and Risk Committee has reviewed and discussed with management of the Company and PwC, the audited consolidated financial statements of the Company for the year ended December 31, 2025 (the “Audited Financial Statements”), and their assessment of the effectiveness of internal control over financial reporting. The Audit and Risk Committee also reviewed any significant audit findings identified by PwC, and those identified by the Company’s internal auditors as well as management’s responses thereto. In addition, the Audit and Risk Committee discussed with PwC the matters required to be discussed under PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

The Audit and Risk Committee has also: (i) considered whether non-audit services provided by PwC are compatible with its independence; (ii) received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit and Risk Committee concerning independence; and (iii) discussed with PwC its independence.

Based on the reviews and discussions described above, the Audit and Risk Committee recommended to the Board that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

THE AUDIT AND RISK COMMITTEE
M. Christian Mitchell (Chair)
George L. Ball Steven F. Leer Letitia A. Long Harry T. McMahon Suzanne M. Vautrinot David C. Wajsgras

PRE-APPROVAL OF SERVICES BY INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit and Risk Committee pre-approves all audit, audit-related, tax, and other services performed by our independent auditors. The Audit and Risk Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit and Risk Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit and Risk Committee. The Audit and Risk Committee has delegated to the chair of the Committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the Audit and Risk Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit and Risk Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Fees

The following table presents the Company’s fees for services performed by its principal accounting firm, PwC, during fiscal years 2025 and 2024.

(Amounts in thousands)	2025	2024
Audit fees (1)	$5,023	$5,566
Audit-related fees	—	—
Tax fees (2)	16	26
All other fees (3)	20	20
Total	$5,059	$5,612

(1)
Audit fees principally include those for services related to the audit and quarterly reviews of the Company’s consolidated financial statements, consultation on accounting matters and services that are normally provided by PwC in connection with statutory and regulatory filings or other engagements.
(2)
Tax fees principally include domestic and foreign tax compliance and advisory services.
(3)
Associated with annual license fees for software used by management in performing technical research and ensuring completeness of financial statement disclosures.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit and Risk Committee has appointed PwC as the independent auditors to perform an integrated audit of the Company for the year ending December 31, 2026. PwC served as our independent auditors for the year ended December 31, 2025. Stockholder approval of the appointment is not required.

The Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of PwC, the Audit and Risk Committee will reconsider whether to hire the firm and may retain PwC or hire another firm without resubmitting the matter for stockholders to approve. The Audit and Risk Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of PwC are expected to be present at the annual meeting, available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2026.

PROPOSAL 3: ADVISORY VOTE ON COMPANY’S EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is providing stockholders with a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the CD&A, the accompanying compensation tables, and the related narrative disclosure in this proxy statement. Although this vote is advisory, the Board and the Compensation and Management Development Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers.

As described in detail under the CD&A, our compensation programs are designed to attract, motivate, and retain executives of outstanding ability to meet and exceed the demands of our clients, focus management on optimizing stockholder value and fostering an ownership culture, create appropriate rewards for outstanding performance and penalties for underperformance, and provide competitive rewards that foster collaboration by rewarding executives for their contribution to our overall performance and financial success while determining and allocating incentives based on our performance as a whole in recognition of the spirit and culture of collaboration that has defined us throughout our history. Accordingly, the Board submits the following resolution for a stockholder vote at the 2026 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the CD&A, the accompanying compensation tables, and the related narrative disclosure in the Company’s proxy statement for the 2026 Annual Meeting.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis of this proxy statement.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

By order of the Board of Directors
Carey A. Smith, Chair

Chantilly, Virginia March 2, 2026

IMPORTANT INFORMATION ABOUT ANNUAL MEETING AND PROXY PROCEDURES

The Board is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on April 14, 2026, beginning at 9:00 a.m. (EDT). The meeting will be held virtually at virtualshareholdermeeting.com/PSN2026.

Why am I receiving these proxy materials?

You have received these proxy materials because our Board is soliciting your proxy to vote your shares at the annual meeting. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and describes issues on which we would like you to vote at our Annual Meeting of Stockholders. It also gives you information on these issues so that you can make an informed decision. The proxy materials include our proxy statement for the annual meeting, our annual report to stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025 and the proxy card, or a voting instruction card, for the annual meeting.

Our Board has made this proxy statement and proxy card available to you on the Internet because you own shares of Class A common stock of the Company.

If you submit a proxy by using the Internet, by calling or by signing and returning the proxy card, you will appoint Carey A. Smith and John T. Martinez (with full power of substitution) as your representatives at the annual meeting. They will vote your shares at the annual meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with his or her best judgment. By submitting a proxy, you can ensure your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the virtual annual meeting, we encourage you to submit a proxy in advance by using the Internet, by calling or by signing and returning your proxy card. If you vote by Internet or by calling, you do not need to return your proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the “Notice and Access” rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet at www.proxyvote.com. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis if you submit your request in writing at proxyvote.com, or by email to sendmaterial@proxyvote.com, or by phone at 1-800-579-1639. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the impact to the environment.

How do I attend the virtual annual stockholders’ meeting?

Information for attending the virtual annual meeting is provided in the Notice Regarding the Availability of Proxy Materials sent to all stockholders of record as of February 13, 2026.

Who is entitled to vote at the annual meeting?

Holders of the Company’s common stock are entitled to vote at the annual meeting. The Board has established the record date for the annual meeting as February 13, 2026. Only holders of record of the Company’s common stock on the record date are entitled to receive notice of the meeting and to vote at the meeting.

How many shares must be present to hold the annual meeting?

In order for us to lawfully conduct business at the annual meeting, the holders of stock representing a majority of the voting power of all shares issued and outstanding and entitled to vote at the meeting must be present in person or represented by proxy. This is referred to as a quorum.

How many shares may I vote?

On February 13, 2026, 107,011,496 shares of our common stock were outstanding. Each share of Class A common stock is entitled to one vote, and stockholders do not have the right to cumulate their votes for the election of Directors.

What am I voting on and what are the Board’s recommendations?

Proposal	Description	Board’s Voting Recommendation	Page Reference

No. 1	Election of four director nominees	FOR each nominee	7

No. 2	Ratification of appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered accounting firm for fiscal year 2026	FOR	76

No. 3	A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis (“CD&A”) of the proxy statement	FOR	77

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare, you are considered a “stockholder of record” with respect to those shares. In this case, we mailed the proxy materials and our annual report to you directly.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares, which are held in “street name.” In this case, the proxy materials and our annual report were forwarded to you by your broker or bank. As the beneficial owner, you have the right to direct your broker or bank how to vote your shares by following the voting instructions included in the mailing.

What is the procedure for voting?

If you are a stockholder of record of common stock, you can vote your shares at the annual meeting by attending the virtual meeting and completing a ballot pursuant to the instructions contained in the Notice provided to all stockholders of records as of February 13, 2026. The information is contained in the sections entitled “How to Access the Proxy Materials” and “How to Vote”. You can also give a proxy to be voted at the annual meeting in one of three ways: (1) over the telephone by calling a toll-free number provided on the enclosed proxy card, (2) electronically via the Internet as described in the enclosed proxy card, or (3) date, sign, and complete the proxy card and return it in the enclosed envelope, which requires no postage stamp if mailed in the United States.

Can I change my proxy?

You may revoke your proxy before it is voted at the annual meeting by delivering a signed revocation letter to the Secretary of the Company at 14291 Park Meadow Drive, Suite 100, Chantilly, Virginia 20151, or by submitting a new proxy, dated later than your first proxy, in one of the ways described in the answer to the previous question. If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the meeting.

Can other matters be decided at the annual meeting?

The Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

What if I am a stockholder of record and do not provide voting instructions when returning a proxy?

Stockholders should specify their choice for each matter on the proxy card. Proxies that are signed and returned but do not contain voting instructions will be voted:

•
FOR the election of all director nominees as set forth in this proxy statement;
•
FOR the ratification of the appointment of PwC as the Company’s independent registered accounting firm for fiscal 2026;
•
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

What if I am a beneficial owner and do not give voting instructions to my broker?

If your shares are held by a broker in “street name,” your brokerage firm may vote your shares on certain “routine” matters if you do not provide voting instructions. The ratification of an independent registered public accounting firm is an example of a routine matter. If you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. A brokerage firm cannot vote your shares on non-routine matters, such as the election of Directors, and advisory vote on executive compensation. If your brokerage firm has not received voting instructions on a non-routine matter, these shares will be considered “broker non-votes” to the extent that the brokerage firm submits a proxy.

How are abstentions and broker non-votes counted?

Abstentions will be treated as present for purposes of determining a quorum but will not be included in vote totals. Abstentions will have the effect of a vote “against” each of the proposals, other than for the election of Directors whereby abstentions will not affect the outcome.

Broker non-votes are counted for purposes of establishing a quorum. Broker non-votes will have no effect on the outcome of the non-routine proposals. For the routine proposal, the ratification of an independent registered public accounting firm, discretionary voting by a broker is permitted.

Who will count the votes?

A representative from Broadridge Financial Services will tabulate the votes and act as the inspector of election for the annual meeting.

Who will bear the costs of soliciting votes for the annual meeting?

We will bear all costs of soliciting proxies. Pursuant to rules adopted by the SEC, we have elected to deliver a notice of Internet availability of proxy materials to stockholders and provide Internet access to those proxy materials. Stockholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.

When will the Company announce the voting results?

The preliminary voting results will be announced at the annual meeting. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC.

Can I receive a copy of the Annual Report?

The annual report of the Company on Form 10-K for the year ended December 31, 2025 is being furnished concurrently with this proxy statement to persons who were stockholders of record as of February 13, 2026, the record date for the annual meeting.

What is “householding” and how does it affect me?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report on Form 10-K and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, if you want to receive separate copies of the proxy statement, annual report to stockholders, or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact Broadridge Householding Department, by writing Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or calling their toll free number, (866) 540-7095.

How do I submit a proposal for action at the annual of meeting of stockholders in 2027?

Under applicable SEC rules and regulations, the Company will review for inclusion in next year’s proxy statement stockholder proposals received by November 3, 2026. Proposals should be sent to the Secretary of the Company at 14291 Park Meadow Drive, Suite 100, Chantilly, Virginia 20151.

Pursuant to our amended and restated bylaws, stockholder proposals not included in next year’s proxy statement may be brought before the 2027 Annual Meeting of Stockholders by a stockholder of the Company who is entitled to vote at the meeting, who has given a written notice to the Secretary of the Company at 14291 Park Meadow Drive, suite 100, Chantilly, Virginia 20151 containing certain information specified in the amended and restated bylaws and who was a stockholder of record at the time such notice was given.

Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than December 15, 2026 and no later than January 14, 2027, except that if the date of the 2024 Annual Meeting of Stockholders is more than thirty days before or more than sixty days after the one-year anniversary of the 2026 Annual Meeting, such notice must be delivered at the address no later than the later of (i) the ninetieth day prior to the new date of such annual meeting and (ii) the tenth day following the day on which a public announcement of the new date of such annual meeting is first made.

In addition to satisfying the foregoing requirements under the company’s bylaws, to comply with universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 13, 2027, except that, if the date of the 2027 Annual Meeting has changed by more than 30 calendar days from the date of the previous year, then notice must be provided by the later of (i) 60 calendar days prior to the new date of such annual meeting or (ii) the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the registrant.

APPENDIX A

RECONCILIATION OF NON-GAAP METRICS

A reconciliation of net income (loss) attributable to Parsons Corporation to adjusted EBITDA is set forth below (in thousands).

	December 31, 2025	December 31, 2024	December 31, 2023
Net income attributable to Parsons Corporation	$241,139	$235,053	$161,149
Interest expense, net	44,424	40,154	29,306
Income tax expense (benefit)	73,647	76,986	56,138
Depreciation and amortization	116,486	99,251	119,973
Net income attributable to noncontrolling interests	67,725	55,612	46,766
Equity-based compensation	40,225	61,492	36,151
Transaction-related costs (a)	18,205	17,138	12,013
Convertible debt repurchase loss	—	18,355	—
Restructuring (b)	2,653	—	1,244
Other (c)	4,802	912	1,933
Adjusted EBITDA	$609,306	$604,953	$464,673

(a)
Reflects costs incurred in connection with acquisitions, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(b)
Reflects costs associated with and related to our corporate restructuring initiatives.
(c)
Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.

Adjusted EBITDA is a supplemental measure of our operating performance included in the Annual Report on Form 10-K because it is used by management and our Board of Directors to assess our financial performance both on a segment and on a consolidated basis. We discuss adjusted EBITDA because our management uses this measure for business planning purposes, including to manage the business against internal projected results of operations and to measure the performance of the business generally. Adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

Adjusted EBITDA is not a U.S. GAAP measure of our financial performance or liquidity and should not be considered as an alternative to net income as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with U.S. GAAP. We define adjusted EBITDA as net income attributable to Parsons Corporation, adjusted to include net income attributable to noncontrolling interests and to exclude interest expense (net of interest income), provision for income taxes, depreciation and amortization and certain other items that we do not consider in our evaluation of ongoing operating performance. These other items include, among other things, impairment of goodwill, intangible and other assets, interest and other expenses recognized on litigation matters, expenses incurred in connection with acquisitions and other non-recurring transaction costs, equity-based compensation, and expenses related to our corporate restructuring initiatives. Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized.

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Management compensates for these limitations by relying on our U.S. GAAP results in addition to using adjusted EBITDA supplementally. Our measure of adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

The following table shows adjusted EBITDA attributable to Parsons Corporation for each of our reportable segments and adjusted EBITDA attributable to noncontrolling interests:

	Fiscal Year Ended
(U.S. dollars in thousands)	December 31, 2025	December 31, 2024	December 31, 2023
Federal Solutions adjusted EBITDA attributable to Parsons Corporation	$281,116	$415,338	$289,250
Critical Infrastructure adjusted EBITDA attributable to Parsons Corporation	260,106	132,901	127,785
Adjusted EBITDA attributable to noncontrolling interests	68,084	56,714	47,638
Total adjusted EBITDA	$609,306	$604,953	$464,673

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Results,” and “Note 20—Segments Information” in the notes to our consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 11, 2026 for a further discussion regarding our segment adjusted EBITDA attributable to Parsons Corporation.

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Parson parson corporation 14291 park meadow drive ,suite 100 Chantilly ,va 20151 scan to view materials $ vote vote by internet before the meeting --go to WWW.proxyvote.com or scan the qr barcode above use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 13,2026 for shares held directly and by 11:59 p.m. eastern time on April 9,2026 for shares held in ESOP .have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronics voting instruction form. During the meeting- go to www.virtualshareholdermeeting.com/psn2026 you may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and the follow the instructions. Vote by phone-1-800-690-6903 use any touch-tone telephone to transmit your voting instructions up until 11.59 p.m eastern time on April 13,2026 for shares held directly and by 11;59 p.m. eastern time on April 9,2026 for shares held in esop have your proxy card in hand when you call and then follow the instructions. Vote by mail mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing. c/o broadridge,51 Mercedes way, Edgewood ,NY 11717. to vote, mark blocks below in blue or black ink as follows v82437-p42646 keep this portion for your records this proxy card is valid only when signed and dated. detach and return this portion only parsons corporation for all withhold all for all except to withhold authority to vote for any individual nominee(s),mark "for all except" and write the number(s) OF THE NOMINEE(S)on the line below the board of directors recommends you vote "for" the following; 1. election of directors nominees 01) carey a smith 02)letitia a long 03) harry T. McMahon 04)Robert h.smith the board of directors recommends you vote "for" proposals 2 and 3.2.ratifications of appointment pf pwc as the company's independent registered accounting firm for the fiscal year December 31,2026.for against abstain 3.to approve ,by non- binding advisory vote ,the compensation program for the company's named executive officers ,as disclosed in the compensation discussion and analysis section of the proxy statement .note: the shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).if no direction is made ,this proxy will be voted for items 1,2 and 3. if any other matters properly come before the meeting or if cumulative voting is required ,the person named in this proxy will vote in their discretion.please sign exactly as your name(s) appear(s) hereon .when signing as attorney ,executor ,administrator ,or other fiduciary ,please give full title as such .joint owners should each sign personally .all holders must sign . if a corporation or partnership ,please sign in full corporate or partnership name by authorized officer. signature [please sign within box] date signature(joint owners) date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.V82438-342646 PARSONS CORPORATION Annual Meeting of Shareholder April 14, 2026 This proxy is solicited by the Board of Directors The undersigned hereby appoints Carey A. Smith and Michael R. Kolloway, or either of them, as proxies, each with the power to appoint a substitute each, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Parsons Corporation that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m., Eastern Time on April 14, 2026, virtually at www.virtualshareholdermeeting.com/PSN2026, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. continued and to be signed on reverse side